AGREEMENT AND PLAN OF MERGER

                               Among

                  SUPERIOR ENERGY SERVICES, INC.,

           SUPERIOR CARDINAL ACQUISITION COMPANY, INC.,

                      CARDINAL HOLDING CORP.,

         FIRST RESERVE FUND VII, LIMITED PARTNERSHIP, and

           FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP




                    Dated as of April 20, 1999

                         TABLE OF CONTENTS


ARTICLE 1  DEFINED TERMS                                                       1
     Section 1.1 DEFINITIONS                                                   1

ARTICLE 2  THE CLOSING; THE MERGER; EFFECTS OF THE MERGER                      7
     Section 2.1 CLOSING                                                       7
     Section 2.2 THE MERGER                                                    8
     Section 2.3 EFFECTS  OF  THE  MERGER;  CERTIFICATE OF INCORPORATION;
                 DIRECTORS AND OFFICERS                                        8

ARTICLE 3  MERGER CONSIDERATION; CONVERSION OF SHARES                          8
     Section 3.1 CONVERSION OF SHARES                                          8
     Section 3.2 EXCHANGE OF STOCK CERTIFICATES; RECORD DATE                   9
     Section 3.3 NO FURTHER RIGHTS IN CARDINAL COMMON STOCK                   10

ARTICLE 4  REPRESENTATIONS AND WARRANTIESOF CARDINAL                          10
     Section 4.1 ORGANIZATION; QUALIFICATION                                  10
     Section 4.2 CAPITAL STOCK; SUBSIDIARIES                                  11
     Section 4.3 CORPORATE AUTHORIZATION; ENFORCEABILITY                      12
     Section 4.4 NO CONFLICT                                                  12
     Section 4.5 CONSENTS                                                     12
     Section 4.6 CARDINAL FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES       13
     Section 4.7 ACCOUNTS RECEIVABLE                                          13
     Section 4.8 ABSENCE OF CERTAIN CHANGES                                   13
     Section 4.9 MATERIAL CONTRACTS                                           14
     Section 4.10 VESSELS                                                     14
     Section 4.11 REAL PROPERTY                                               15
     Section 4.12 REAL PROPERTY LEASES                                        15
     Section 4.13 PERSONAL PROPERTY                                           15
     Section 4.14 COMPLIANCE WITH LAWS                                        16
     Section 4.15 PERMITS                                                     16
     Section 4.16 LITIGATION                                                  16
     Section 4.17 ENVIRONMENTAL COMPLIANCE                                    17
     Section 4.18 ERISA AND RELATED MATTERS                                   18
     Section 4.19 TAXES                                                       20
     Section 4.20 CUSTOMERS AND SUPPLIERS                                     22
     Section 4.21 INSURANCE                                                   22
     Section 4.22 SAFETY AND HEALTH                                           23
     Section 4.23 LABOR MATTERS                                               23
     Section 4.24 TRANSACTIONS WITH CERTAIN PERSONS                           24
     Section 4.25 PROPRIETY OF PAST PAYMENTS                                  24
     Section 4.26 INTELLECTUAL PROPERTY                                       24
     Section 4.27 DIRECTOR AND OFFICER INDEMNIFICATION                        24
     Section 4.28 BROKERS' AND FINDERS' FEE                                   25

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF SESI                             25
     Section 5.1 ORGANIZATION; QUALIFICATION                                  25
     Section 5.2 CAPITAL STOCK; SUBSIDIARIES                                  25
     Section 5.3 CORPORATE AUTHORIZATION; ENFORCEABILITY                      26
     Section 5.4 NO CONFLICT                                                  27
     Section 5.5 CONSENTS                                                     27
     Section 5.6 SESI FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES           27
     Section 5.7 ACCOUNTS RECEIVABLE                                          28
     Section 5.8 ABSENCE OF CERTAIN CHANGES                                   28
     Section 5.9 MATERIAL CONTRACTS                                           28
     Section 5.10 CITIZENSHIP                                                 29
     Section 5.11 REAL PROPERTY                                               29
     Section 5.12 REAL PROPERTY LEASES                                        29
     Section 5.13 PERSONAL PROPERTY                                           30
     Section 5.14 COMPLIANCE WITH LAWS                                        30
     Section 5.15 PERMITS                                                     30
     Section 5.16 LITIGATION                                                  30
     Section 5.17 ENVIRONMENTAL COMPLIANCE                                    31
     Section 5.18 ERISA AND RELATED MATTERS                                   31
     Section 5.19 TAXES                                                       34
     Section 5.20 CUSTOMERS AND SUPPLIERS                                     36
     Section 5.21 INSURANCE                                                   36
     Section 5.22 SAFETY AND HEALTH                                           37
     Section 5.23 LABOR MATTERS                                               37
     Section 5.24 TRANSACTIONS WITH CERTAIN PERSONS                           37
     Section 5.25 PROPRIETY OF PAST PAYMENTS                                  37
     Section 5.26 INTELLECTUAL PROPERTY                                       38
     Section 5.27 DIRECTOR AND OFFICER INDEMNIFICATION                        38
     Section 5.28 BROKERS' AND FINDERS' FEE                                   38
     Section 5.29 COMMISSION FILINGS:  FINANCIAL STATEMENTS                   38

ARTICLE 6  COVENANTS                                                          39
     Section 6.1 LEGAL REQUIREMENTS                                           39
     Section 6.2 STOCKHOLDER APPROVALS                                        39
     Section 6.3 PROXY STATEMENT                                              40
     Section 6.4 EQUITY CONTRIBUTION TO CARDINAL                              41
     Section 6.5 FINANCING                                                    41
     Section 6.6 REPAYMENT OF CERTAIN INDEBTEDNESS                            42
     Section 6.7 HART-SCOTT-RODINO                                            42
     Section 6.8 ACCESS TO PROPERTIES AND RECORDS                             42
     Section 6.9 CONSULTATION AND REPORTING                                   42
     Section 6.10 CONDUCT OF BUSINESS BY BOTH PARTIES  PRIOR TO THE CLOSING
                  DATE                                                        43
     Section 6.11 PUBLIC STATEMENTS                                           45
     Section 6.12 NO SOLICITATION                                             45
     Section 6.13 RESTRICTION ON FUNDS                                        46
     Section 6.14 UPDATE INFORMATION                                          46
     Section 6.15 MAINTENANCE OF POLICIES                                     47
     Section 6.16 DIRECTOR'S AND OFFICER'S INDEMNIFICATION  AND  INSURANCE    47
     Section 6.17 NASDAQ FILING                                               47
     Section 6.18 SESI EMPLOYEE BENEFITS                                      47

ARTICLE 7  CLOSING CONDITIONS                                                 47
     Section 7.1 CONDITIONS APPLICABLE TO ALL PARTIES                         47
     Section 7.2 CONDITIONS TO OBLIGATIONS OF SESI                            49
     Section 7.3 CONDITIONS TO OBLIGATIONS OF CARDINAL                        49

ARTICLE 8  TERMINATION AND AMENDMENT                                          50
     Section 8.1 TERMINATION                                                  50
     Section 8.2 EFFECT OF TERMINATION                                        51

ARTICLE 9  MISCELLANEOUS                                                      52
     Section 9.1 NOTICES                                                      52
     Section 9.3 HEADINGS; GENDER                                             52
     Section 9.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES               52
     Section 9.5 GOVERNING LAW                                                52
     Section 9.6 ASSIGNMENT                                                   52
     Section 9.7 SEVERABILITY                                                 53
     Section 9.8 COUNTERPARTS                                                 53
     Section 9.9 AMENDMENT                                                    53
     Section 9.10 EXTENSION; WAIVER                                           53
     Section 9.11 EXPENSES                                                    53

Exhibits
A    - Cardinal Disclosure Schedules
B    - Superior Disclosure Schedules
C    - Registration Rights Agreement - The Funds
D    - Registration Rights Agreement - Other Cardinal Stockholders
E    - Stockholders' Agreement
F    - Agreement and Release
G    - Superior Stock Incentive Plan
H    - Form of Opinion of Gardere Wynne Sewell & Riggs, L.L.P.
I    - Form of Opinion of Jones, Walker, Waechter, Poitevent, Carrere  &
       Denegre, LLP

                   AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of April 20, 1999 is by and among Superior Energy Services, Inc., a Delaware corporation ("SESI"), Superior Cardinal Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of SESI ("Sub"), Cardinal Holding Corp., a Delaware corporation ("Cardinal"), and First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, Limited Partnership, each of which is a Delaware limited partnership (together, the "Funds").

                       W I T N E S S E T H:

     WHEREAS, the Board of Directors of Cardinal and the Board of Directors of SESI have determined it to be desirable and mutually advantageous to enter into a business combination to be effected by a merger of Sub with and into Cardinal as a result of which the separate existence of Sub shall cease and Cardinal shall be the surviving corporation, on the terms and subject to the conditions set forth herein (the "Merger"); and

     WHEREAS, the parties hereto intend that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and that this Agreement constitutes a plan of reorganization.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                             ARTICLE 1
                           DEFINED TERMS

     Section  1.1     DEFINITIONS.  In addition to the other defined  terms
used  herein,  as   used  in  this  Agreement,  the  following  terms  when
capitalized have the meanings indicated.

     "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits hereto, all as amended or otherwise modified from time to time.

     "Agreement and Release" shall mean the Agreement and Release to be executed by the Cardinal Stockholders substantially in the form attached hereto as Exhibit F.

     "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

     "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which national banks in New York are closed.

     "Cardinal Annual Financial Statements" shall mean the audited consolidated balance sheet and related audited consolidated statements of income, stockholders equity and cash flows, and the related notes thereto of Cardinal and its Subsidiaries as of and for the fiscal years ended December 31, 1997 and 1998.

     "Cardinal Benefit Program or Agreement" shall have the meaning ascribed to it in Section 4.18(a) hereof.

     "Cardinal Common Stock" shall mean any shares of the authorized common stock of Cardinal that are issued and outstanding, at the time hereof or at the Effective Time, including without limitation the common stock, $.01 par value per share, denominated as either Class A or Class B Common Stock.

     "Cardinal Disclosure Schedules" shall mean the disclosure schedules and other documents attached to such schedules prepared by Cardinal in connection with this Agreement and attached hereto as Exhibit A.

     "Cardinal   Financial  Statements"  shall  mean  the  Cardinal  Annual
Financial  Statements   and  the  Cardinal  Interim  Financial  Statements,
collectively.

     "Cardinal Interim Financial Statements" shall mean the unaudited consolidated balance sheet and the related unaudited consolidated statements of income and cash flows of Cardinal and its Subsidiaries as of and for the two-month period ended February 28, 1999.

     "Cardinal Leased Properties" shall have  the meaning ascribed to it in
Section 4.12(a) hereof.

     "Cardinal Owned Properties" shall have the  meaning  ascribed to it in
Section 4.11(a) hereof.

     "Cardinal Policies" shall have the meaning ascribed to it in Section 4.21(a) hereof.

     "Cardinal Preferred Stock" shall mean any shares of the authorized preferred stock of Cardinal that are at the time hereof, or become prior to the Closing, issued and outstanding, including without limitation the Cardinal Class C preferred stock, $.10 par value per share.

     "Cardinal Services" shall mean Cardinal Services, Inc., a Louisiana corporation.

     "Cardinal Stockholders" shall mean the Funds and the other holders of Cardinal Common Stock and Cardinal Preferred Stock listed on Section 3.1 of the Cardinal Disclosure Schedules, as it may be amended at Closing in accordance with Sections 6.4, 6.13 and 7.1(l) hereof.

     "Certificate  of  Merger"  shall  have  the  meaning ascribed to it in
Section 2.1(b) hereof.

     "Charter Amendment" shall have the meaning ascribed to it in Section 6.2(a) hereof.

     "Class A Group Shares" shall mean (i) the shares of Cardinal Class A Common Stock issued and outstanding at the Effective Time and the Management Common Shares, and (ii) the shares of Cardinal Class C Preferred Stock, if any, issued and outstanding at the Effective Time and the Management Preferred Shares (each share of which for purposes of Article 3 shall be deemed to be equivalent to a like number of shares of Cardinal Class A Common Stock.

     "Class A Group Exchange Ratio" shall mean the quotient, rounded to four decimal places, of (a) (X) the number of Merger Shares less (Y) the number of shares of SESI Common Stock into which shares of Cardinal Class B Common Stock are convertible pursuant to Section 3.1, divided by (b) the number of Class A Group Shares issued and outstanding at the Effective Time.

     "Closing" shall have the meaning ascribed to it in Section 2.1(a) hereof.

     "Closing Date" shall have the meaning ascribed to it in Section 2.1(a) hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.   All
citations to the Code shall include any amendments or any substitute or successor provisions thereto.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Effective Date" and "Effective Time" shall have the meanings ascribed to them in Section 2.1(b) hereof.

     "Employee Plan" shall mean a plan or arrangement as defined in Section 3(3) of ERISA, that (A) is subject to any provision of ERISA, (B) is maintained, administered or contributed to by the employer and (C) covers any employee or former employee of the employer.

     "Environmental Laws" shall mean all Applicable Laws relating to pollution or the protection of the environment.

     "Equity Contribution" shall have the meaning ascribed to it in Section 6.4(a) hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Extended Coverage Policy"  shall  have  the meaning ascribed to it in
Section 6.16(b) hereof.

     "Financing" shall have the meaning ascribed to it in Section 6.5(a) hereof.

     "GAAP" means generally accepted accounting principles.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HSR Form" shall mean the notification and report form required to be filed under the HSR Act.

     "Knowledge" of any Person means the actual knowledge of such Person's executive and financial officers in each case after reasonable inquiry of such other officers of such Person with direct responsibility for the Person's business relating to such knowledge.

     "Leases" shall mean any executory lease having future rental payments of more than $200,000 in the aggregate.

     "Liens" shall mean pledges, liens, defects, leases, licenses, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

     "Management Common Shares" shall mean shares of Cardinal Class A Common Stock that certain management personnel of Cardinal and Cardinal Services have the right to acquire pursuant to the Cardinal Holding Corp. Stock Plan, as more fully described in Section 3.1 of the Cardinal Disclosure Schedules.

     "Management Preferred Shares" shall mean shares of Cardinal Class C Preferred Stock that certain management personnel of Cardinal and Cardinal Services have the right to acquire pursuant to the Cardinal Holding Corp. Stock Plan, as more fully described in Section 3.1 of the Cardinal Disclosure Schedules.

     "March Contribution" shall have the meaning ascribed to it in Section 6.4(a) hereof.

     "Material Adverse Effect" shall mean, with respect to a Person, any fact, circumstance, event or condition that has or would have a material adverse effect on the business, operations, assets, or financial condition of such Person and its Subsidiaries, taken as a whole, or on such Person's ability to carry out the transactions contemplated hereby, except for changes affecting the United States economy or the energy services industry generally.

     "Material Contract" shall mean any executory contract, agreement or other understanding, whether or not reduced to writing, to which a party hereto or its property is subject, which provides for future payments by such party of more than $200,000 in the aggregate.

     "Merger Shares" shall mean a number of shares of SESI Common Stock equal to 51% of the SESI Common Stock outstanding immediately after the Effective Time (including without limitation giving effect to the issuance of shares of SESI Common Stock pursuant to the Merger) calculated based on the number of shares of SESI Common Stock used by SESI in calculating its fully diluted earnings per share in accordance with GAAP for the quarter ended June 30, 1999.

     "Multiemployer  Plan" shall mean a plan or arrangement as  defined  in
Section 4001(a)(3) and 3(37) of ERISA.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

     "Permitted Liens" shall mean (a) Liens other than for borrowed money that do not materially reduce the value or materially interfere with the present use by the applicable Person of the property subject thereto or affected thereby, (b) Liens for taxes, assessments or similar governmental charges, which in each case constitute a Lien not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained by the applicable party on their books in accordance with GAAP, and (c) mechanic's, workmen's, landlord's, operator's, materialmen's, maritime or other similar Liens with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings with adequate reserves with respect thereto maintained on the applicable Person's books in accordance with GAAP.

     "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Personal Property" shall mean all machinery, equipment, furniture, fixtures and other corporeal or incorporeal (tangible or intangible) personal property used by Cardinal Services or SESI, as the case may be, to carry on its business as presently conducted.

     "Pre-Closing Periods" shall mean all Tax periods ending on or before the Closing Date and, with respect to any Tax period that includes but does not end on the Closing Date, the portion of such period that ends on and includes the Closing Date.

     "Proceedings"   shall  mean  any suit, action, proceeding, dispute  or
claim before or investigation by any Governmental Entity.

     "Proxy Statement" shall have the meaning ascribed to it in Section 6.3 hereof.

     "Registration Rights Agreements" shall mean (a) the Registration Rights Agreement to be executed between SESI and the Funds in the form attached hereto as Exhibit C, and the Registration Rights Agreement to be executed between SESI and certain other stockholders of Cardinal in the form attached hereto as Exhibit D.

     "Returns" shall mean all returns, declarations, reports, estimates, declarations and statements of any nature required to be filed in respect of Taxes for any Pre-Closing Period, and any claims for refund of Taxes, including any amendments or supplements to any of the foregoing. The term "Return" means any of the foregoing Returns.

     "Sale Transaction" shall mean with respect to SESI, Cardinal and Cardinal Services (for purposes of this definition, each an "issuer") (a) the acquisition (by direct issuance from the issuer, from existing security holders or otherwise), by any Person or group of Persons deemed a "person" under Section 13(a)(3) of the Exchange Act, of beneficial ownership of securities representing a majority of the combined voting power of the outstanding capital stock of the applicable issuer, generally or as a separate class or series or together with one or more class or series of shares or stock, in the election of directors of such issuer, the result of which would give such Person or Persons (or group) the ability to elect a majority of the Board of Directors of such issuer, (b) a reorganization, recapitalization, merger, consolidation or similar business combination or transaction involving the applicable issuer (unless the holders of the outstanding securities of such issuer entitled to vote in the election of directors prior to such transaction continue to own securities of the entity resulting from or surviving such transaction (a "Surviving Entity") entitled to vote in the election of directors sufficient to allow such holders to elect a majority of the board of directors of the Surviving Entity upon the completion of such transaction) or (c) a sale or other disposition (in a single transaction or a series of related transactions) of assets with an asset value in excess of 25% of the market value of the assets of the applicable issuer and its Subsidiaries as a whole; provided, however, such term shall not include the Equity Contribution or the transactions contemplated by this Agreement, the Registration Rights Agreements or the Stockholders' Agreement.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "SESI Annual Financial Statements" shall mean the audited consolidated balance sheet and related audited consolidated statements of income, stockholders' equity and cash flows, and the related notes thereto of SESI and its Subsidiaries as of and for the fiscal years ended December 31, 1997 and 1998.

     "SESI Annual Meeting" shall have the meaning ascribed to it in Section 6.2(a) hereof.

     "SESI Benefit Program or Agreement" shall have the meaning ascribed to it in Section 5.18(a) hereof.

     "SESI Commission Filings" shall have  the  meaning  ascribed  to it in
Section 5.29 hereof.

     "SESI Common Stock" shall mean the shares of common stock, $.001 par value per share, of SESI.

     "SESI Financial Statements" shall mean the SESI Annual Financial Statements and the SESI Interim Financial Statements, collectively.

     "SESI Interim Financial Statements" shall mean the unaudited consolidated balance sheet and the related unaudited consolidated statements of income and cash flows of SESI and its Subsidiaries as of and for the two-month period ended February 28, 1999.

     "SESI Leased Properties"  shall  have  the  meaning  ascribed to it in
Section 5.12(a) hereof.

     "SESI  Owned  Properties"  shall have the meaning ascribed  to  it  in
Section 5.11 hereof.

     "SESI Policies" shall have the meaning ascribed to it in Section 5.21(a) hereof.

     "SESI Stock Incentive Plan" means the 1999 Stock Incentive Plan to be adopted by SESI following the SESI Annual Meeting in the form attached hereto as Exhibit G.

     "Settlement Agreement" shall mean that certain Settlement Agreement executed effective as of March 16, 1999 by and among Cardinal Holding Corp., the Funds and the other Persons specified therein.

     "Stockholders' Agreement" shall mean the Stockholders' Agreement to be executed by and among SESI and the Funds in the form attached hereto as Exhibit E.

     "Subsidiary" means, with respect to a Person, any corporation, partnership, joint venture or other legal entity that is consolidated with the Person in the Person's financial statements prepared using GAAP.

     "Superior Disclosure Schedules" shall mean the disclosure schedules and other documents attached to such schedules prepared by SESI in connection with this Agreement and attached hereto as Exhibit B.

     "Surviving Corporation" shall have  the  meaning  ascribed  to  it  in
Section 2.2 hereof.

     "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income, corporation, alternative minimum, gross receipts, profits, capital stock, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes, estimated or other similar tax), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever in the nature of or in lieu of any tax (including interest, penalties and additions to tax) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

     "Vessels"  shall  have  the  meaning  ascribed to it in  Section  4.10 hereof.

                             ARTICLE 2
          THE CLOSING; THE MERGER; EFFECTS OF THE MERGER

     Section 2.1 CLOSING. (a) The closing of the transactions contemplated herein (the "Closing") will take place, assuming satisfaction or waiver of each of the conditions set forth in Article 7 hereof, at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., 201 St. Charles Avenue, New Orleans, Louisiana, at 10:00 A.M. (Central Time) on such date as may be mutually agreed upon between the parties following satisfaction of the latest to occur of the conditions set forth in Section 7.1, or if no date has been agreed to, on any date specified by one party to the others upon three days' notice following satisfaction of such conditions, provided, in each case, that the other conditions set forth in Article 7 shall have been satisfied or waived as provided in Article 7 at or prior to the Closing (the date of the Closing being referred to herein as the "Closing Date").

          (b) At the Closing, the parties shall (i) deliver the documents, certificates and opinions required to be delivered by Article 7 hereof,
(ii) provide written evidence, if applicable, of the satisfaction or waiver of each of the conditions to the other party's obligations set forth in
Article  7  hereof,  (iii)  cause  the  appropriate  officer of Cardinal to execute and deliver the certificate of merger in accordance with the provisions of the DGCL (the "Certificate of Merger"), and (iv) consummate the Merger by causing to be filed such properly executed Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL. The Merger shall be effective as of the date and time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as may be specified in the Certificate of Merger (such date and time being hereinafter referred to respectively as the "Effective Date" and the "Effective Time").

     Section 2.2 THE MERGER. Subject to the terms and conditions of this Agreement, Sub shall be merged with and into Cardinal at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and Cardinal shall be the surviving corporation in accordance with the provisions of the DGCL (the "Surviving Corporation").

     Section 2.3 EFFECTS OF THE MERGER; CERTIFICATE OF INCORPORATION; DIRECTORS AND OFFICERS.

          (a)  The Merger shall have the effects specified in the DGCL.

          (b) The certificate of incorporation of Cardinal, as in effect at the Effective Time, shall be amended in its entirety in the Certificate of Merger to conform to the certificate of incorporation of Sub in every respect except for the name of the corporation, which shall remain "Cardinal Holding Corp.," and as so amended shall be the certificate of incorporation of the Surviving Corporation thereafter unless and until amended in accordance with its terms and as provided by the DCGL.

          (c) The bylaws of Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation thereafter unless and until amended in accordance with its terms, the terms of the certificate of incorporation of the Surviving Corporation and as provided by law.

          (d) The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Corporation thereafter, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified.

                            ARTICLE 3
            MERGER CONSIDERATION; CONVERSION OF SHARES

     Section 3.1 CONVERSION OF SHARES.

          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of SESI, Sub, Cardinal or the Surviving Corporation, or any holder of any of the following securities:

               (i) each share of common stock of Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation;

               (ii) each  of  the  Class  A Group Shares shall be converted into the right to receive a number of shares of SESI Common Stock equal to the Class A Group Exchange Ratio;

               (iii)all outstanding shares of Cardinal Class B Common Stock shall be converted into the right to receive an aggregate of 1 million shares of SESI Common Stock (subject to adjustment for any stock splits, combinations or recapitalizations relating to SESI Common Stock effected after the date hereof); and

               (iv) each issued share of Cardinal Common Stock that is held in treasury by Cardinal or held by any subsidiary of Cardinal shall be canceled and no stock of SESI or other consideration shall be delivered in exchange therefor.

          (b) Upon conversion of the shares of the Class A Group Shares and Cardinal Class B Common Stock into the right to receive the Merger Shares in the manner described in paragraph 3.1(a) above, each holder of shares of Class A Group Shares and Cardinal Class B Common Stock shall have the right to receive in exchange therefor a certificate representing such whole number of Merger Shares as is determined in accordance with the exchange ratio applicable to such shares.

          (c) In lieu of the issuance of fractional shares of Superior Common Stock, each holder of record of issued and outstanding shares of Class A Group Shares or Cardinal Class B Common Stock as of the Effective Time that would otherwise be entitled to a fractional share pursuant to the exchange ratio applicable to such shares shall be entitled to receive a cash payment (without interest) equal to the fraction of a share of Superior Common Stock to which such holder would be entitled but for this provision multiplied by the closing price of the Superior Common Stock on Nasdaq on the Effective Date.

     Section 3.2 EXCHANGE OF STOCK CERTIFICATES; RECORD DATE.

          (a) After the Closing Date, each holder of certificates representing shares of Class A Group Shares and Cardinal Class B Common Stock that were converted into Merger Shares pursuant to Section 3.1 hereof shall surrender such certificates for cancellation to SESI, together with a duly executed letter of transmittal in form and substance reasonably satisfactory to SESI. In exchange therefor, SESI shall issue and deliver to such holder of Class A Group Shares and Cardinal Class B Common Stock a certificate representing the whole number of Merger Shares that such holder has the right to receive pursuant to the provisions of Section 3.1(b) and a check for any cash payment in lieu of a fractional Merger Share pursuant to
Section 3.1(c); provided, however, that (i) the holders of the Management Common Shares or Management Preferred Shares shall not be required to deliver a transmittal letter or stock certificates representing such Management Common Shares or Management Preferred Shares, and (ii) SESI shall deliver to such escrow agent as a holder of Class A Group Shares may direct such portion of that Person's Merger Shares as the holder may direct. The certificates representing shares of Class A Group Shares and Cardinal Class B Common Stock so surrendered shall be canceled by SESI.

          (b) In the event any certificate representing shares of Class A Group Shares or Cardinal Class B Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, SESI shall cause to be issued in exchange for such lost, stolen or destroyed certificate the number of Merger Shares issuable in exchange therefor pursuant to Section 3.1(b) and to make any cash payment in lieu of a fractional Merger Share pursuant to Section 3.1(c). The Board of Directors of SESI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to indemnify SESI against any claim that may be made against SESI with respect to the certificate alleged to have been lost, stolen or destroyed.

          (c) After the Closing Date, the Surviving Corporation shall deliver to SESI a stock certificate (issued in the name of SESI and dated as of the Effective Date) representing 1,000 shares of the common stock of the Surviving Corporation in exchange for SESI's shares of Sub that were converted into shares of the Surviving Corporation at the Effective Time in the manner described in Section 3.1(a)(i). The certificate representing the shares of Sub shall be canceled by SESI.

     Section 3.3 NO FURTHER RIGHTS IN CARDINAL COMMON STOCK. As of the Effective Time, all shares of Class A Group Shares and Cardinal Class B Common Stock outstanding prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing shares of Class A Group Shares and Cardinal Class B Common Stock as of the Effective Time shall cease to have any rights with respect thereto, except the right to receive the number of Merger Shares into which such shares shall have been converted upon surrender of such certificate as provided in Section 3.2.

                             ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES
                            OF CARDINAL

     Cardinal represents and warrants to SESI as follows with respect to the matters set forth below.

     Section 4.1 ORGANIZATION; QUALIFICATION. Each of Cardinal and Cardinal Services is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve either Cardinal or Cardinal Services are pending. Section 4.1 of the Cardinal Disclosure Schedules sets forth the jurisdictions in which each of Cardinal and Cardinal Services is qualified to do business as a foreign corporation. Copies of the certificate or articles of incorporation and by-laws of each of Cardinal and Cardinal Services, with all amendments to the date hereof, have been furnished to SESI or its representatives, and such copies are accurate and complete as of the date hereof. Cardinal and Cardinal Services have made available to SESI accurate and complete copies of the minutes of all meetings of their respective boards of directors, any committees of such boards and stockholders (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect in all material respects all actions taken by their respective boards of directors, committees and stockholders as of the date hereof. Neither Cardinal nor Cardinal Services is in violation of any provision of its certificate or articles of incorporation or its by-laws other than such violations, that in the aggregate, would not have a Material Adverse Effect on Cardinal.

     Section 4.2   CAPITAL STOCK; SUBSIDIARIES.

          (a) As of the date of this Agreement, the authorized capital stock of Cardinal consists of 1,100,000 shares of Cardinal Common Stock, of which 18,473.907 shares are issued and outstanding, 17,473.907 shares of which are denominated as Class A, 1,000 shares of which are denominated as Class B, and none are held in its treasury, and 47,500 shares of Cardinal Preferred Stock, of which 23,123.616 shares are issued and outstanding and denominated as Class C Preferred Stock and none are held in its treasury. All issued and outstanding shares of Cardinal Common Stock and Cardinal Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable. All outstanding shares of Cardinal Common Stock and Cardinal Preferred Stock are held of record and beneficially by the Persons set forth in Section 3.1 of the Cardinal Disclosure Schedules, as it may be amended as of the Closing Date in accordance with Sections 6.4,
6.13 and 7.1(l) hereof.

          (b) The authorized capital stock of Cardinal Services consists of 300,000 shares of Cardinal Services common stock (consisting of 150,000 shares designated as voting common stock and 150,000 shares designated as non-voting common stock), of which 120,000 shares of voting common stock are issued and outstanding, no shares of non-voting common stock are issued and outstanding and none are held in its treasury. All issued and outstanding shares of Cardinal Services common stock have been duly authorized and are validly issued, fully paid and non-assessable, and are held of record and beneficially by Cardinal.

          (c) Except as set forth in Section 4.2 of the Cardinal Disclosure Schedules, there are no outstanding stock options or other rights to acquire any shares of the capital stock of Cardinal or Cardinal Services or any security convertible into Cardinal Common Stock, and except as contemplated by Sections 6.4, 6.13 or 7.1(l) hereof or as set forth in
Section 4.2 of the Cardinal Disclosure Schedules, neither Cardinal nor Cardinal Services has any obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. All issued and outstanding shares of Cardinal Common Stock and Cardinal Services common stock have been issued in compliance with all legal requirements and without violation of any preemptive or similar rights.

          (d) Cardinal owns, directly or indirectly, no interest in any Person other than Cardinal Services. Cardinal Services has no interest in any other Person.

          (e) Cardinal (i) was formed solely to own the Cardinal Services common stock and engage in financing transactions relative to its acquisition of Cardinal Services common stock, (ii) has never conducted any business operations, (iii) has never had any employees, (iv) owns no assets (other than the Cardinal Services common stock) and (v) has no material liabilities that are not reflected in the Cardinal Financial Statements.

     Section 4.3 CORPORATE AUTHORIZATION; ENFORCEABILITY.

          (a) The execution, delivery and performance of this Agreement by Cardinal has been duly authorized by the board of directors of Cardinal. Upon an affirmative vote or consent of the holders of a (i) majority of the outstanding Cardinal Common Stock, (ii) a majority of the outstanding shares of Cardinal Common Stock designated as Class B voting as a separate class and (iii) 80% of any outstanding shares of Cardinal Preferred Stock voting as a separate class, approving this Agreement and the transactions contemplated hereunder, and the conversion of the Cardinal Preferred Stock into shares of Cardinal Common Stock as contemplated hereunder (or approval by the holders of any outstanding shares of Cardinal Preferred Stock as provided in subsection (a)(iii) above), no further vote or consent of stockholders or directors of Cardinal and no further corporate acts or other corporate proceedings are required of Cardinal for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger.

          (b) This Agreement is the legal, valid and binding obligation of Cardinal enforceable against it in accordance with its terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

     Section 4.4 NO CONFLICT. Except as set forth in Section 4.4 of the Cardinal Disclosure Schedules, neither the execution, delivery or performance of this Agreement by Cardinal nor the consummation of the transactions contemplated hereby will (a) if the requisite Cardinal stockholder approval is obtained, conflict with or result in any breach of the provisions of the certificate or articles of incorporation or by-laws of Cardinal or Cardinal Services, (b) result in the violation or breach of, or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or any material license, contract, agreement or other instrument or obligation to which either of Cardinal or Cardinal Services is a party or by which either of them or their respective properties or assets may be bound, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cardinal or Cardinal Services or any of their respective properties or assets, except for such violations, that in the aggregate, would not have a Material Adverse Effect on Cardinal.

     Section 4.5 CONSENTS. No consent, approval, order or authorization of, or declaration, filing or registration with, any
Governmental Entity or other Person is required to be obtained or made by Cardinal or Cardinal Services in connection with the execution, delivery or performance by Cardinal or Cardinal Services of this Agreement or the consummation by either Cardinal or Cardinal Services of the transactions contemplated hereby except for (a) those required by the HSR Act, (b) as set forth in Section 4.5 of the Cardinal Disclosure Schedules, (c) the requisite Cardinal Stockholder approval and action set forth in Section 4.3(a) hereof and (d) such other consents, approvals, orders, authorizations, declarations, filings, or registrations, the failure of which to obtain or make would not have, in the aggregate, a Material Adverse Effect on Cardinal.

     Section 4.6   CARDINAL FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) The Cardinal Annual Financial Statements have been audited by Ernst & Young, LLP, independent accountants, in accordance with generally accepted auditing standards, have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and present fairly the financial position of Cardinal and its Subsidiaries at such dates and the results of operations and cash flows for the periods then ended.

          (b) The Cardinal Interim Financial Statements have been prepared in accordance with GAAP on a basis consistent with the prior periods and reflect all adjustments, consisting only of normal, recurring adjustments, that are necessary for a fair statement of the results for the interim period presented therein. To the Knowledge of Cardinal, except as disclosed in Section 4.6 of the Cardinal Disclosure Schedules, none of Cardinal, Cardinal Services, nor any of their respective assets, is subject to any liability, commitment, debt or obligation that would be required to be disclosed in financial statements prepared in accordance with GAAP, except (i) as and to the extent reflected on the Cardinal Interim Financial Statements, or (ii) as may have been incurred or may have arisen since the date of the Cardinal Interim Financial Statements in the ordinary course of business and that are permitted by this Agreement, or, in the aggregate, would not have a Material Adverse Effect on Cardinal.

     Section 4.7 ACCOUNTS RECEIVABLE. All of the accounts receivable reflected on the Cardinal Interim Financial Statements or created thereafter (a) have arisen only from bona fide transactions in the ordinary course of business, (b) represent valid obligations owing to Cardinal Services, (c) except as may be reserved against in the Cardinal Interim Financial Statements, are subject to no material valid counterclaims or setoffs, and (d) have been accrued in accordance with GAAP. Section 4.7 of the Cardinal Disclosure Schedules sets forth a summary listing of all accounts receivable of Cardinal Services as of the date specified therein and reflects receivables aged less than 90 days from the date of invoice as a group and sets forth all receivables aged more than 90 days individually by customer, invoice and amount. No representation or warranty is made that any account receivable will be collected when due or thereafter.

     Section 4.8 ABSENCE OF CERTAIN CHANGES.

          (a) Since February 28, 1999, Cardinal Services has operated in the ordinary course of business consistent with past practice and there has been no event or condition of any character that has had, or can reasonably be expected to have, a Material Adverse Effect on Cardinal.

          (b) Except as set forth in Section 4.8 of the Cardinal Disclosure Schedules, since February 28, 1999, Cardinal Services has not taken any actions of a type referred to in Section 6.10 that would have required the consent of SESI if such action were to have been taken during the period between the date hereof and the Closing Date.

     Section 4.9 MATERIAL CONTRACTS.

          (a) Section 4.9 of the Cardinal Disclosure Schedules contains a list and brief description (including the names of the parties and the date and nature of the agreement) of each Material Contract to which either Cardinal or Cardinal Services is a party, or to which any of their respective properties is subject. SESI has been provided a complete and accurate copy of each Material Contract listed on Section 4.9 of the Cardinal Disclosure Schedules. Except as set forth in Section 4.9 of the Cardinal Disclosure Schedules, each such Material Contract is a legal, valid, binding and enforceable obligation of Cardinal or Cardinal Services, as the case may be, except to the extent that enforcement may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) Except as set forth in Section 4.9 of the Cardinal Disclosure Schedules, neither Cardinal nor Cardinal Services is in material breach of or default (and, to the Knowledge of Cardinal, no event has occurred which, with due notice or lapse of time or both, would constitute such a breach or default) under any Material Contract except where any such breaches or defaults, in the aggregate, would not have a Material Adverse Effect on Cardinal, and no party to any Material Contract has given Cardinal or Cardinal Services written notice of or made a claim in writing with respect to any breach or default under any such Material Contract.

     Section 4.10 VESSELS. Section 4.10 of the Cardinal Disclosure Schedules sets forth a list of all vessels owned, leased, chartered or managed by Cardinal Services on the date hereof (such vessels being referred to herein as the "Vessels"). Cardinal Services has good and marketable title to each Vessel free and clear of all Liens, except for (a) Liens set forth in Section 4.10 of the Cardinal Disclosure Schedules (b) Liens that collateralize indebtedness that is reflected in the Cardinal Interim Financial Statements, and (c) Permitted Liens. All of the Vessels are U.S. flagged vessels and are qualified to engage in the coastwise trade. At all relevant times each of Cardinal Services and Cardinal has been "a citizen of the United States" within the meaning of Section 2 of the Shipping Act of 1916, as amended, and is qualified to own and operate vessels in the coastwise trade. The Vessels are duly documented in the name of Cardinal Services with the U.S. Coast Guard (to the extent required) and each of the Vessels has current certificates of inspection and documentation issued by the U.S. Coast Guard and all other certificates and documentation required by any Governmental Entity to operate offshore in the U.S. Gulf of Mexico, in each case free of reportable exceptions or notations of record and each of the Vessels is currently operating within the U.S. Gulf of Mexico. Except as provided in Section 4.10 of the Cardinal Disclosure Schedules or where the failure to be in such condition would not have a Material Adverse Effect on Cardinal, the Vessels taken as a whole are in a good state of repair and operating condition, ordinary wear and tear excepted, which is adequate to enable such Vessels to perform the functions for Cardinal Services for which they have been historically used and operated in the ordinary course of business.

     Section 4.11 REAL PROPERTY.

          (a) Section 4.11 of the Cardinal Disclosure Schedules sets forth a true and complete list of all real property owned in fee simple title by Cardinal Services (collectively, the "Cardinal Owned Properties"). Except as set forth in Section 4.11 of the Cardinal Disclosure Schedules, Cardinal Services has good and marketable title to all Cardinal Owned Properties. Except as disclosed in Section 4.11 of the Cardinal Disclosure Schedules, none of the Cardinal Owned Properties is subject to any Liens, except for
(i) Liens that collateralize indebtedness that is reflected in the Cardinal Interim Financial Statements and (ii) Permitted Liens.

          (b) Except as set forth in Section 4.11 of the Cardinal Disclosure Schedules, all improvements on the Cardinal Owned Properties and the operations therein conducted conform in all material respects to all applicable health, fire, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not materially interfere with the present use, operation or maintenance thereof or access thereto by Cardinal Services, and, individually or in the aggregate, would not otherwise have a Material Adverse Effect on Cardinal. The operating condition and state of repair of all buildings, structures, improvements and fixtures on the Cardinal Owned Properties are sufficient to permit the use and operation of all such buildings, structures, improvements and fixtures as now used or operated by Cardinal Services except where the failure to be in such condition would not have a Material Adverse Effect on Cardinal.

     Section 4.12 REAL PROPERTY LEASES.

          (a) Section 4.12 of the Cardinal Disclosure Schedules sets forth a list of all Leases with respect to all real properties in which Cardinal Services has a leasehold, subleasehold, or other occupancy interest (the "Cardinal Leased Properties"). Complete and accurate copies of all such Leases and all amendments thereto have been provided to SESI. All of the Leases for the Cardinal Leased Properties are valid and effective against Cardinal Services in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
(ii) general equitable principles.

          (b) Cardinal Services has not received written notice that it is in material breach of or default (and, to the Knowledge of Cardinal, no event has occurred, that, with due notice or lapse of time or both, would constitute such a breach or default) under any Lease.

          (c) Except as set forth in Section 4.12 of the Cardinal Disclosure Schedules, no Cardinal Leased Property is subject to any material sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of Cardinal Leased Property or any portion thereof through Cardinal Services.

     Section 4.13 PERSONAL PROPERTY.

          (a)  Except  as  set  forth  in  Section  4.13  of  the  Cardinal
Disclosure Schedules, Cardinal Services has good title to all Personal Property (other than the Vessels) owned by Cardinal Services, free and clear of all Liens other than (i) Liens that collateralize indebtedness that is reflected in the Cardinal Interim Financial Statements and (ii) Permitted Liens.

          (b) Except as set forth in Section 4.13 of the Cardinal Disclosure Schedules, Cardinal Services holds valid leaseholds in all of the Personal Property leased by it, which leases are enforceable against Cardinal Services in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

          (c) Except as set forth in Section 4.13 of the Cardinal Disclosure Schedules, Cardinal Services is not in breach of or default (and, to the Knowledge of Cardinal, no event has occurred that, with due notice or lapse of time or both, would constitute such a lapse or default) under any lease of any item of Personal Property leased by it, except for any such breach or default that would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal.

          (d) Except as set forth in Section 4.13 of the Cardinal Disclosure Schedules, the Personal Property (other than the Vessels) now owned, leased or used by Cardinal Services is sufficient and adequate to carry on its business as presently conducted and the operating condition and the state of repair thereof is sufficient to permit Cardinal Services to carry on its business as presently conducted except where the failure to be in such condition would not have a Material Adverse Effect on Cardinal.

     Section 4.14 COMPLIANCE WITH LAWS. Except as set forth in Sections 4.14, 4.17, 4.22 or 4.23 of the Cardinal Disclosure Schedules, neither Cardinal nor Cardinal Services is in violation of any Applicable Law, nor is it in default with respect to any order, writ, judgment, award, injunction or other decree of any Governmental Entity applicable to it or any of its respective assets, properties or operations except such violations or defaults that, in the aggregate, would not have a Material Adverse Effect on Cardinal.

     Section 4.15      PERMITS.   Except  as  set forth in Sections 4.15 or
4.17 of the Cardinal Disclosure Schedules, Cardinal Services has all permits, licenses and governmental authorizations that are required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business except where the failure to have any such permits, licenses or authorizations would not, in the aggregate, have a Material Adverse Effect on Cardinal.

     Section 4.16 LITIGATION.

          (a) Except as set forth in Section 4.16 of the Cardinal Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of Cardinal, threatened, against either Cardinal or Cardinal Services (i) for which an indemnification claim has been asserted, (ii) that could reasonably be expected to have a Material Adverse Effect on Cardinal or
(iii) that seeks to prohibit or restrict consummation of the transactions contemplated by this Agreement.

          (b) Except as set forth in Section 4.16 of the Cardinal Disclosure Schedules, neither Cardinal, Cardinal Services nor any of their respective assets or properties is subject to any material order, writ, judgment, award, injunction or decree of any Governmental Entity.

     Section 4.17 ENVIRONMENTAL COMPLIANCE.

          (a) Except as set forth in Section 4.17 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, Cardinal Services possesses all licenses, permits and other approvals and authorizations that are required under, and at all times for the past two years has been in compliance with, all Environmental Laws, including all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recover, removal, discharge or disposal of hazardous substances or wastes, and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal, and, to the Knowledge of Cardinal, except as set forth in
Section 4.17 of the Cardinal Disclosure Schedules, there is no condition that would materially interfere with such compliance in the future. For purposes of this Agreement, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances," "hazardous wastes," or "hazardous constituents" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder; (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder; (iii) the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701-2761, and any amendments thereto and regulations thereunder; and (iv) any other applicable Environmental Law.

          (b) Except as set forth in Section 4.17 of the Cardinal Disclosure Schedules, for the past two years neither Cardinal nor Cardinal Services has been subject to any Proceeding pursuant to, or has received any notice of any violation of, or claim alleging liability under, any Environmental Laws. To the Knowledge of Cardinal, no facts or circumstances exist that would reasonably be likely to result in a claim, citation or allegation against either Cardinal or Cardinal Services for a violation of, or alleging liability under any Environmental Laws, except such violations or liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal.

          (c) Except as set forth in Section 4.17 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other regulated waste, located on or under the Cardinal Owned Properties or Cardinal Leased Properties.

          (d) Except as set forth in Section 4.17 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, except in the ordinary course of business, and in all cases in material compliance with all Environmental Laws, Cardinal Services has not engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf.

     Section 4.18 ERISA AND RELATED MATTERS.

          (a) Section 4.18 of the Cardinal Disclosure Schedules provides a list of each of the following which Cardinal or Cardinal Services or any corporation, trade, business or entity under common control with Cardinal or a Cardinal Services within the meaning of section 414(b), (c), (m) or
(o) of the Code sponsors, maintains or contributes to, or has contingent liability with respect thereto for the benefit of its current or former employees, officers or directors as of the Closing Date:

               (i)  each Employee Plan; and

               (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding that is not described in Section 4.18(a)(i) ("Cardinal Benefit Program or Agreement").

          True and complete copies of each of the Employee Plans, Cardinal Benefit Programs or Agreements, current summary plan descriptions, related trusts, if applicable, and all amendments thereto, have been or on request will be furnished to SESI. Further, a copy of the most recent annual report, if applicable, for each Employee Plan, Cardinal Benefit Program or Agreement and all material communications received from or sent to the Internal Revenue Service or the Department of Labor in the last two years regarding any Employee Plan, Cardinal Benefit Program or Agreement will be provided to SESI upon request.

          (b) Benefits under any Employee Plan or Cardinal Benefit Program or Agreement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Neither Cardinal nor Cardinal Services has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Cardinal Benefit Program or Agreement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (c) Neither Cardinal or Cardinal Services, nor any trade or business under common control with Cardinal or Cardinal Services within the meaning of Section 414(b) or (c) of the Code prior to the Closing Date maintains or has ever maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, (iii) that is a Multiemployer Plan, or (iv) in connection with any trust described in Section 501(c)(9) of the Code. Neither Cardinal nor Cardinal Services has within the last five years engaged in, or is a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

          (d) Except as otherwise set forth in Section 4.18 of the Cardinal Disclosure Schedules:

               (i) each Employee Plan and each Cardinal Benefit Program or Agreement has been administered, maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and Applicable Law (including where applicable, ERISA and the Code);

               (ii) each of the Employee Plans intended to be qualified under section 401 of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (C) has not, since receipt of the most recent favorable determination letter, been amended, and (D) has not been operated in a way that would adversely affect its qualified status;

               (iii) no act, omission or transaction has occurred which would result in the imposition on Cardinal or Cardinal Services of a breach of fiduciary duty liability or damages under Section 409 of ERISA, a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

               (iv) neither Cardinal or Cardinal Services, nor any of their directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject Cardinal or Cardinal Services to a Tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

               (v) full payment has been made of all amounts which Cardinal Services is or has been required to have paid as contributions to or benefits due under any Employee Plan or Cardinal Benefit Program or Agreement under Applicable Law or under the terms of any such plan or any arrangement; and

               (vi) there is no Proceeding or other dispute pending or, to the Knowledge of Cardinal, threatened that involves any Employee Plan or Cardinal Benefit Program or Agreement that could reasonably be expected to result in a material liability to Cardinal or Cardinal Services.

          (e) Except as set forth in Section 4.18 of the Cardinal Disclosure Schedules, in connection with the consummation of the transactions contemplated in this Agreement, no employee or former employee of Cardinal or Cardinal Services will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, and no such disclosed payment constitutes a parachute payment described in Section 280G of the Code.

          (f) All group health plans of Cardinal or Cardinal Services have at all times fully complied in all material respects with all applicable notification and continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA. Neither Cardinal nor Cardinal Services has any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, or for any stockholder or director who is not an employee, former employee or beneficiary thereof, except to the extent otherwise required by the continuation requirements of Section 4980B(f) of the Code and Section 601 of ERISA.

          (g) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of Cardinal or Cardinal Services have at all times fully complied in all material respects with, and have been maintained and operated in all material respects in accordance with (i) the health care requirements relating to portability, access, and renewability of Sections 9801 through 9803 of the Code and Part 7 of Title I, Subtitle B of ERISA,
(ii) the health care requirements relating to the benefits for mothers and newborns under Section 9811 of the Code and Section 711 of ERISA, and (iii) the health care requirements relating to the parity provisions applicable to mental health benefits under Section 9812 of the Code and Section 712 of ERISA.

          (h) Except as set forth in Section 4.18 of the Cardinal Disclosure Schedules, no employee or former employee, officer or director of Cardinal or Cardinal Services is or will become entitled to receive any award under Cardinal's discretionary or other bonus plans except for amounts reflected on the Cardinal Financial Statements.

     Section 4.19 TAXES.

          (a) Except as set forth in Section 4.19 of the Cardinal Disclosure Schedules, all Returns required to be filed by or on behalf of Cardinal and Cardinal Services have been duly filed and such Returns (including all attached statements and schedules) are true, complete and correct in all material respects. All Taxes due have been paid in full on a timely basis, and no other Taxes are payable by Cardinal or Cardinal Services with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date.

          (b) Except as set forth in Section 4.19 of the Cardinal Disclosure Schedules, each of Cardinal and Cardinal Services has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes and Taxes pursuant to Section 1441 or 1442 of the Code or similar provisions under any foreign laws), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

          (c) Except as set forth in Section 4.19 of the Cardinal Disclosure Schedules, there are no Liens on any of the assets of Cardinal or Cardinal Services with respect to Taxes, other than Permitted Liens.

          (d) Each of Cardinal and Cardinal Services has furnished or made available to SESI true and complete copies of: (i) all federal and state income and franchise tax returns of Cardinal and Cardinal Services for all periods beginning on or after January 1, 1996, and (ii) all tax audit reports, work papers, statements of deficiencies, closing or other agreements received by Cardinal or Cardinal Services or on their behalf relating to Taxes for all periods beginning on or after January 1, 1996.

          (e)  Except  as  disclosed  in   Section  4.19  of  the  Cardinal
Disclosure Schedules:

               (i) The Returns of Cardinal and Cardinal Services have never been audited by a Governmental Entity, nor is any such audit in process, pending or, to the Knowledge of Cardinal, threatened (formally or informally) except with respect to Returns where audits have been concluded or for periods for which the applicable statutes of limitations have not run.

               (ii) No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or, to the Knowledge of Cardinal, are expected to be asserted with respect to Taxes of Cardinal or Cardinal Services, and no notice (either formal or informal) has been received by Cardinal or Cardinal Services that it has not filed a Return or paid Taxes required to be filed or paid by it.

               (iii) Neither Cardinal nor Cardinal Services is a party to any pending Proceeding for assessment or collection of Taxes, nor has such Proceeding been asserted or, to the Knowledge of Cardinal, threatened (either formally or informally), against it or any of its assets.

               (iv) Except as reflected in the Returns, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Cardinal or Cardinal Services.

               (v)  There  are  no  requests   for  rulings,  subpoenas  or
requests  for  information  pending with respect to  Cardinal  or  Cardinal
Services.

               (vi) No power of attorney has been granted by Cardinal or Cardinal Services with respect to any matter relating to Taxes.

               (vii) The amount of liability for unpaid Taxes of Cardinal or Cardinal Services for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes), as such accruals are reflected on the consolidated balance sheet of Cardinal as of the Closing Date.

          (f)  Except  as   disclosed  in  Section  4.19  of  the  Cardinal
Disclosure Schedules:

               (i) Neither Cardinal nor Cardinal Services has issued or assumed any indebtedness that is subject to section 279(b) of the Code.

               (ii) Neither Cardinal nor Cardinal Services has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

               (iii) No election has been made under Section 338 of the Code with respect to either Cardinal or Cardinal Services and no action has been taken that would result in any income tax liability to either Cardinal or Cardinal Services as a result of deemed election within the meaning of
Section 338 of the Code.

               (iv) No consent under Section 341(f) of the Code has been filed with respect to either Cardinal or Cardinal Services.

               (v) Neither Cardinal nor Cardinal Services has agreed, nor is it required, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

               (vi) Neither Cardinal nor Cardinal Services has disposed of any property that has been accounted for under the installment method.

               (vii) Neither Cardinal nor Cardinal Services has made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions.

               (viii) Neither Cardinal nor Cardinal Services is a party to any tax sharing or allocation agreement nor does either Cardinal or Cardinal Services owe any amount under any tax sharing or allocation agreement.

               (ix) Neither Cardinal nor Cardinal Services has ever been (or has any liability for unpaid Taxes because it once was) a member of an affiliated group within the meaning of Section 1502 of the Code during any part of any consolidated return year during any part of which year any corporation other than Cardinal and Cardinal Services was also a member of such affiliated group.

          (g) Cardinal is not an investment company. For purposes of this representation, the term "investment company" means a regulated investment company, a real estate investment trust, or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making the 50% and the 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own its ratable share of the subsidiary's assets.

          (h) Cardinal is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Section 4.20 CUSTOMERS AND SUPPLIERS. Section 4.20 of the Cardinal Disclosure Schedules sets forth a complete and correct list of all customers whose purchases exceeded 5% of the aggregate net sales of Cardinal Services for the fiscal year ended December 31, 1998.

     Section 4.21 INSURANCE.

          (a) Section 4.21 of the Cardinal Disclosure Schedules sets forth a true and complete list of all policies of hull and machinery insurance, increased value, protection and indemnity, title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance, directors' and officers' liability insurance and any other type of insurance insuring the properties, assets, employees or operations of Cardinal Services (collectively the "Cardinal Policies"). Cardinal has made available to SESI a true, complete and accurate copy of all Cardinal Policies.

          (b) All Cardinal Policies are in full force and effect except where failures to have any Cardinal Policies in full force and effect would not, in the aggregate, have a Material Adverse Effect on Cardinal.

          (c) There is no claim by Cardinal or any other Person pending under any of the Cardinal Policies as to which, to the Knowledge of Cardinal, coverage has been denied or disputed by the underwriters or issuers of such Cardinal Policies. Neither Cardinal Services nor Cardinal has received any notice of default, and Cardinal Services is not in default, under any provision of the Cardinal Policies where any such defaults, in the aggregate, would have a Material Adverse Effect on Cardinal.

          (d) Cardinal has not since January 1, 1999 received any written notice from or on behalf of any insurance carrier or other issuer issuing such Cardinal Policies that insurance rates or other annual premiums or fees in effect as of the date hereof will hereafter be materially increased, that there will be a non-renewal, cancellation or increase in a deductible (or a material increase in premiums in order to maintain an existing deductible) of any of the Cardinal Policies in effect as of the date hereof, or that material alteration of any equipment or any improvements to any Vessel, the Cardinal Owned Properties or the Cardinal Leased Properties, purchase of additional material equipment, or material modification of any of the methods of doing business of Cardinal Services will be required after the date hereof.

     Section 4.22     SAFETY AND HEALTH.   Except  as  set forth in Section
4.22 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, the property and assets of Cardinal Services have been and are being operated in compliance in all respects with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto, except for any violations or deficiency that would not have a Material Adverse Effect on Cardinal. Neither Cardinal nor Cardinal Services has received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the Knowledge of Cardinal, no such investigation or inquiry is planned or threatened, which, if adversely determined would, individually or in the aggregate, have a Material Adverse Effect on Cardinal.

     Section 4.23 LABOR MATTERS.

          (a) Set forth in Section 4.23 of the Cardinal Disclosure Schedules is a list of all: (i) outstanding employment, consulting or management agreements or contracts with officers, directors or employees of Cardinal Services (other than those that are terminable on no more than 30 days notice) that provide for the payment of any bonus or commission; (ii) agreements, policies or practices that require Cardinal Services to pay termination or severance pay to salaried, non-exempt or hourly employees in excess of 30 days' salary and benefits to any employee upon termination of such employee's employment (other than as required by law); and (iii) collective bargaining agreements or other labor union contracts applicable to persons employed by Cardinal Services. Cardinal Services has made available to SESI complete and correct copies of all such employment and labor agreements. Except as set forth in Section 4.23 of the Cardinal Disclosure Schedules, to the Knowledge of Cardinal, Cardinal Services has not breached or otherwise failed to comply in any material respect with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

          (b) Except as set forth in Section 4.23 of the Cardinal Disclosure Schedules: (i) Cardinal Services is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, wages, hours, and terms and conditions of employment;
(ii) there is no unfair labor practice charge or complaint against Cardinal Services pending before any Governmental Entity; (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Knowledge of Cardinal, threatened, against or affecting Cardinal Services; (iv) there is no representation claim or petition pending before any Governmental Entity; (v) there are no charges with respect to or relating to Cardinal Services pending before any Governmental Entity responsible for the prevention of unlawful employment practices; and
(vi) Cardinal Services has not had formal notice from any Governmental Entity responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of Cardinal Services and, to the Knowledge of Cardinal, no such investigation is in progress.

     Section 4.24 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth in Sections 4.23 or 4.24 of the Cardinal Disclosure Schedules, no director, officer or employee of either Cardinal, Cardinal Services or any of their respective Affiliates is presently a party to any transaction with Cardinal Services, including any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such Person or from any of its Affiliates.

     Section 4.25      PROPRIETY  OF PAST PAYMENTS.  Except as set forth in
Section 4.25 of the Cardinal Disclosure Schedules, neither Cardinal nor Cardinal Services nor any director, officer, employee or agent of Cardinal or Cardinal Services has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments or expenses relating to political activity or (b) made any bribe, rebate, payoff, influence payment, kick-back or other unlawful payment that is in violation of Applicable Law.

     Section 4.26 INTELLECTUAL PROPERTY. Cardinal Services either owns or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to Cardinal Services. Cardinal Services is in compliance with all such licenses and agreements except where any noncompliance would not, in the aggregate, have a Material Adverse Effect on Cardinal, and there are no pending or, to the Knowledge of Cardinal, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of Cardinal Services to use, copy, modify or distribute the same.

     Section 4.27 DIRECTOR AND OFFICER INDEMNIFICATION. The directors, officers and employees of Cardinal and Cardinal Services are not entitled to indemnification by either Cardinal or Cardinal Services, except to the extent that indemnification rights are provided for generally by Applicable Law or such corporation's charter, by-laws or directors' and officers' liability insurance policies described in Section 4.21 of the Cardinal Disclosure Schedules or in employment agreements described in Section 4.23 of the Cardinal Disclosure Schedules, and there are no pending claims for indemnification by any such director, officer or employee.

     Section 4.28 BROKERS' AND FINDERS' FEE. Except for Simmons & Company International, no agent, broker, person or firm acting on behalf of Cardinal or Cardinal Services or the Funds is or will be entitled to any commission or brokers' or finders' fees payable by Cardinal or Cardinal Services in connection with any of the transactions contemplated herein.

     Section 4.29 NO OTHER REPRESENTATIONS OR WARRANTIES. There are no representations or warranties, express or implied, made by or on behalf of Cardinal, with respect to the assets of Cardinal and Cardinal Services, except for the representations and warranties contained in this Agreement, including, except as otherwise specifically provided for in this Agreement, any representation or warranty with respect to the present condition of Cardinal's and Cardinal Services' assets or the present or future suitability thereof for any intended use by SESI. Cardinal and the Funds make no representation or warranty except as expressly contained in this Agreement (including the Cardinal Disclosure Schedules).

                             ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF SESI

     SESI represents and warrants to Cardinal and the Funds as follows (each of the representations and warranties made with respect to SESI, unless stated to the contrary, includes all of SESI's Subsidiaries).

     Section 5.1 ORGANIZATION; QUALIFICATION. Each of SESI and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve SESI are pending. Copies of the certificates of incorporation and by-laws of each of SESI and Sub with all amendments to the date hereof, have been furnished to Cardinal or its representatives, and such copies are accurate and complete as of the date hereof. SESI has made available to Cardinal access to the minutes of all meetings of its board of directors, any committees of such board and stockholders (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect in all material respects all actions taken by the board of directors, committees and stockholders as of the date hereof. Neither SESI nor Sub is in violation of any provision of its certificate of incorporation or bylaws except for any such violations that, in the aggregate, would not have a Material Adverse Effect on SESI.

     Section 5.2  CAPITAL STOCK; SUBSIDIARIES.

          (a) (i) As of the date of this Agreement, the authorized capital stock of SESI consists of 40,000,000 shares of SESI Common Stock, of which 28,792,523 shares of SESI Common Stock are issued and outstanding and 474,500 shares are held in its treasury, and 5,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding and none are held in its treasury. All issued and outstanding shares of SESI Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

               (ii) Except as set forth in Section 5.2 of the SESI Disclosure Schedules, there are no outstanding options or other rights to acquire any shares of SESI Common Stock or any security convertible into SESI Common Stock and SESI has no obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of SESI Common Stock. Except as set forth in Section 5.2 of the SESI Disclosure Schedules, no Person has any registration rights with respect to any of SESI's capital stock.

               (iii) All issued and outstanding shares of common stock of SESI's Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. All outstanding capital stock of SESI's Subsidiaries are held of record and beneficially by SESI.

               (iv) All shares of SESI Common Stock to be issued pursuant to this Agreement will be, when issued in exchange for shares of Cardinal Common Stock upon consummation of the Merger, duly authorized, validly issued, fully paid and non-assessable.

          (b) (i) The authorized capital stock of Sub consists of 1,000 shares of common stock, all of which are issued and outstanding and none are held in its treasury. All issued and outstanding shares of Sub common stock have been duly authorized and are validly issued, fully paid and non-assessable and held by SESI.

               (ii) There are no outstanding options or other rights to acquire any shares of Sub common stock or any security convertible into Sub common stock and Sub has no obligation or other commitment to issue, sell or deliver any of the foregoing or any shares of Sub common stock.

               (iii) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (c) Section 5.2 of the SESI Disclosure Schedules contains a list of all of SESI's Subsidiaries. Except for its Subsidiaries, SESI owns, directly or indirectly, no interest in any other Person.

     Section 5.3 CORPORATE AUTHORIZATION; ENFORCEABILITY.

          (a) The execution, delivery and performance of this Agreement by SESI has been duly authorized by the board of directors of SESI. Upon an affirmative vote of the holders of a majority of the outstanding shares of SESI Common Stock present or represented at the SESI Annual Meeting approving this Agreement and the transactions contemplated hereby, no further vote or consent of stockholders or directors of SESI and no further corporate acts or other corporate proceedings are required of SESI for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger.

          (b) This Agreement is, and the Stockholders' Agreement and the Registration Rights Agreements when executed by SESI in accordance with the terms hereof will be, the legal, valid and binding obligations of SESI enforceable against it in accordance with their respective terms, except that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

          (c) The execution, delivery and performance of this Agreement by Sub has been duly authorized by the board of directors of Sub and approved by SESI as sole stockholder of Sub and no further vote or consent of stockholders or directors of Sub and no further corporate acts or other corporate proceedings are required of Sub for the due and valid authorization, execution, delivery and performance of this Agreement or the consummation of the Merger.

     Section 5.4 NO CONFLICT. Except as set forth in Section 5.4 of the SESI Disclosure Schedules, neither the execution, delivery or performance of this Agreement, the Stockholders' Agreement or the
Registration Rights Agreements by SESI, nor the consummation of the transactions contemplated hereby or thereby, will (a) if the requisite SESI stockholder approval set forth in Section 5.3(a) is obtained, conflict with or result in any breach of the provisions of the certificate of incorporation or by-laws of SESI, (b) result in the violation or breach of, or constitute (with or without due notice or the lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or any material license, contract, agreement or other instrument or obligation to which SESI is a party or by which its properties or assets may be bound, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on SESI, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SESI or any of its respective properties or assets, except for such violations that, in the aggregate, would not have a Material Adverse Effect on SESI.

     Section 5.5 CONSENTS. Except as set forth in Section 5.5 of the SESI Disclosure Schedules, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person is required to be obtained or made by SESI in connection with the execution, delivery or performance by SESI of this Agreement or the consummation by SESI of the transactions contemplated hereby except for (a) those required by the HSR Act and (b) any filings required to be made under the Securities Act (i) in connection with the Financing or (ii) in compliance with the Registration Rights Agreements, (c) the requisite SESI stockholder approval set forth in Section 5.3(a) and (d) such other like consents, approvals, orders, authorizations, declarations, filings or registrations, the failure of which to obtain or make would not have, in the aggregate, a Material Adverse Effect on SESI.

     Section 5.6 SESI FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) The SESI Annual Financial Statements have been audited by KPMG Peat Marwick, LLP, independent accountants, in accordance with generally accepted auditing standards, have been prepared in accordance with GAAP applied on a basis consistent with prior periods, and present fairly the financial position of SESI at such dates and the results of operations and cash flows for the periods then ended.

          (b) The SESI Interim Financial Statements have been prepared in accordance with GAAP on a basis consistent with the prior periods and reflect all adjustments, consisting only of normal, recurring adjustments, that are necessary for a fair statement of the results for the interim period presented therein. Neither SESI nor any of its assets are subject to any liability, commitment, debt or obligation that would be required to be disclosed in financial statements prepared in accordance with GAAP, except (i) as and to the extent reflected on the SESI Interim Financial Statements, or (ii) as may have been incurred or may have arisen since the date of the SESI Interim Financial Statements in the ordinary course of business and that are permitted by this Agreement, or, in the aggregate, would not have a Material Adverse Effect on SESI.

     Section 5.7 ACCOUNTS RECEIVABLE. All of the accounts receivable reflected on the SESI Interim Financial Statements or created thereafter
(a) have arisen only from bona fide transactions in the ordinary course of business, (b) represent valid obligations owing to SESI, (c) except as may be reserved against in the SESI Interim Financial Statements, are subject to no valid material counterclaims or setoffs, and (d) have been accrued in accordance with GAAP. Section 5.7 of the SESI Disclosure Schedules sets forth a summary listing of all accounts receivable of SESI as of the date specified therein and reflects receivables aged less than 90 days from the date of invoice as a group and sets forth all receivables aged more than 90 days individually by customer, invoice and amount. No representation or warranty is made that any account receivable will be collected when due or thereafter.

     Section 5.8 ABSENCE OF CERTAIN CHANGES.

          (a) Since February 28, 1999, SESI has operated in the ordinary course of business consistent with past practice and there has been no event or condition of any character that has had, or can reasonably be expected to have, a Material Adverse Effect on SESI.

          (b) Since February 28, 1999, SESI has not taken any actions of a type referred to in Section 6.10 that would have required the consent of Cardinal if such action were to have been taken during the period between the date hereof and the Closing Date.

     Section 5.9 MATERIAL CONTRACTS.

          (a) Section 5.9 of the SESI Disclosure Schedules contains a list and brief description (including the names of the parties and the date and nature of the agreement) of each Material Contract to which SESI is a party or to which any of its properties is subject. Cardinal has been provided a complete and accurate copy of each Material Contract listed on Section 5.9 of the SESI Disclosure Schedules. Each such Material Contract is a legal, valid, binding and enforceable obligation of SESI except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) Except as set forth in Section 5.9 of the SESI Disclosure Schedules, SESI is not in material breach of or default (and, to the Knowledge of SESI, no event has occurred which, with due notice or lapse of time or both, would constitute such a breach or default) under any Material Contract except where any such breaches or defaults, in the aggregate, would not have a Material Adverse Effect on SESI, and no party to any Material Contract has given SESI written notice of or made a claim in writing with respect to any breach or default under any such Material Contract.

     Section 5.10 CITIZENSHIP. SESI is "a citizen of the United States" within the meaning of Section 2 of the Shipping Act of 1916, as amended, and is qualified to own and operate vessels in the coastwise trade.

     Section 5.11 REAL PROPERTY.

          (a) Section 5.11 of the SESI Disclosure Schedules sets forth a true and complete list of all real property owned in fee simple title by SESI (collectively, the "SESI Owned Properties"). SESI has good and marketable title to all SESI Owned Properties. None of the SESI Owned Properties is subject to any Liens, except for (i) Liens that collateralize indebtedness that is reflected in the SESI Interim Financial Statements and
(ii) Permitted Liens.

          (b) Except as set forth in Section 5.11 of the SESI Disclosure Schedules, all improvements on the SESI Owned Properties and the operations therein conducted conform in all material respects to all applicable health, fire, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not materially interfere with the present use, operation or maintenance thereof or access thereto by SESI, and, individually or in the aggregate, would not otherwise have a Material Adverse Effect on SESI. The operating condition and state of repair of all buildings, structures, improvements and fixtures on the SESI Owned Properties are sufficient to permit the use and operation of all such buildings, structures, improvements and fixtures as now used or operated by SESI except where the failure to be in such condition would not have a Material Adverse Effect on SESI.

     Section 5.12 REAL PROPERTY LEASES.

          (a) Section 5.12 of the SESI Disclosure Schedules sets forth a list of all Leases with respect to all real properties in which SESI has a leasehold, subleasehold, or other occupancy interest (the "SESI Leased Properties"). Complete and accurate copies of all such Leases and all amendments thereto have been provided to Cardinal. Except as set forth in
Section 5.12 of the SESI Disclosure Schedules, all of the Leases for the SESI Leased Properties are valid and effective against SESI in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) SESI has not received written notice that it is in material breach of or default (and, to SESI's Knowledge, no event has occurred, that, with due notice or lapse of time or both, would constitute such a breach or default) under any Lease.

          (c) Except as set forth in Section 5.12 of the SESI Disclosure Schedules, no SESI Leased Property is subject to any material sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of Leased Property or any portion thereof through SESI.

     Section 5.13 PERSONAL PROPERTY.

          (a) Except as set forth in Section 5.13 of the SESI Disclosure Schedules, SESI has good title to all Personal Property owned by SESI, free and clear of all Liens other than (i) Liens that collateralize indebtedness that is reflected in the SESI Interim Financial Statements and (ii) Permitted Liens.

          (b) Except as set forth in Section 5.13 of the SESI Disclosure Schedules, SESI holds valid leaseholds in all of the Personal Property leased by it, which leases are enforceable against SESI in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

          (c) Except as set forth in Section 5.13 of the SESI Disclosure Schedules, SESI is not in breach of or default (and no event has occurred that, with due notice or lapse of time or both, would constitute such a lapse or default) under any lease of any item of Personal Property leased by it, except for any such breach or default that would not, individually or in the aggregate, have a Material Adverse Effect on SESI.

          (d) Except as set forth in Section 5.13 of the SESI Disclosure Schedules, the Personal Property now owned, leased or used by SESI is sufficient and adequate to carry on its business as presently conducted and the operating condition and the state of repair thereof is sufficient to permit SESI to carry on its business as presently conducted except where the failure to be in such condition would not have a Material Adverse Effect on SESI.

     Section 5.14 COMPLIANCE WITH LAWS. Except as set forth in Sections 5.14, 5.17, 5.22 or 5.23 of the SESI Disclosure Schedules, SESI is not in violation of any Applicable Law, nor is it in default with respect to any order, writ, judgment, award, injunction or other decree of any Governmental Entity applicable to it or any of its respective assets, properties or operations except such violations or defaults that, in the aggregate, would not have a Material Adverse Effect on SESI.

     Section  5.15  PERMITS.      Except as set forth in Sections  5.15  or
5.17 of the SESI Disclosure Schedules, SESI has all permits, licenses and governmental authorizations that are required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business, except where the failure to have any such permits, licenses or authorizations would not, in the aggregate, have a Material Adverse Effect on SESI.

     Section 5.16 LITIGATION.

          (a) Except as set forth in Section 5.16 of the SESI Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of the SESI, threatened, against SESI (i) for which an indemnification claim has been asserted, (ii) that could reasonably be expected to have a Material Adverse Effect on SESI or (iii) that seeks to prohibit or restrict consummation of the transactions contemplated by this Agreement.

          (b) Except as set forth in Section 5.16 of the SESI Disclosure Schedules, neither SESI nor any of its assets or properties is subject to any material order, writ, judgment, award, injunction or decree of any Governmental Entity.

     Section 5.17 ENVIRONMENTAL COMPLIANCE.

          (a) Except as set forth in Section 5.17 of the SESI Disclosure Schedules, to the Knowledge of SESI, SESI possesses all licenses, permits and other approvals and authorizations that are required under, and at all times for the past two years has been in compliance with, all Environmental Laws, including all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recover, removal, discharge or disposal of hazardous substances or wastes and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to hazardous substances or wastes except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on SESI, and, to the Knowledge of SESI, there is no condition that would materially interfere with compliance in the future.

          (b) Except as set forth in Section 5.17 of the SESI Disclosure Schedules, for the past two years SESI has not been subject to any Proceeding pursuant to, nor has it received any notice of any violation of, or claim alleging liability under, any Environmental Laws. To the Knowledge of SESI, no facts or circumstances exist that would reasonably be likely to result in a claim, citation or allegation against SESI for a violation of, or alleging liability under any Environmental Laws, except such violations or liabilities that would not, individually or in the aggregate, have a Material Adverse Effect on SESI.

          (c) Except as set forth in Section 5.17 of the SESI Disclosure Schedules, to the Knowledge of SESI, there are no underground tanks of any type (including tanks storing gasoline, diesel fuel, oil or other petroleum products) or disposal sites for hazardous substances, hazardous wastes or any other regulated waste, located on or under the SESI Owned Properties or SESI Leased Properties.

          (d) Except as set forth in Section 5.17 of the SESI Disclosure Schedules, to the Knowledge of SESI, except in the ordinary course of business, and in all cases in material compliance with all Environmental Laws, SESI has not engaged any third party to handle, transport or dispose of hazardous substances or wastes (including for this purpose, gasoline, diesel fuel, oil or other petroleum products, or bilge waste) on its behalf.

     Section 5.18 ERISA AND RELATED MATTERS.

          (a) Section 5.18 of the SESI Disclosure Schedules provides a list of each of the following which SESI or any corporation, trade, business or entity under common control with SESI within the meaning of section 414(b), (c), (m) or (o) of the Code sponsors, maintains or contributes to, or has contingent liability with respect thereto for the benefit of its current or former employees, officers or directors as of the Closing Date:

               (i)  each Employee Plan; and

               (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding that is not described in Section 5.18(a)(i) ("SESI Benefit Program or Agreement").

          True and complete copies of each of the Employee Plans, SESI Benefit Programs or Agreements, current summary plan descriptions, related trusts, if applicable, and all amendments thereto, have been or on request will be furnished to Cardinal. Further, a copy of the most recent annual report, if applicable, for each Employee Plan, SESI Benefit Program or Agreement and all material communications received from or sent to the Internal Revenue Service or the Department of Labor in the last two years regarding any Employee Plan, SESI Benefit Program or Agreement will be provided to Cardinal upon request.

          (b) Benefits under any Employee Plan or SESI Benefit Program or Agreement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. SESI has not communicated to any employee or former employee any intention or commitment to modify any Employee Plan or SESI Benefit Program or Agreement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (c) Neither SESI nor any trade or business under common control with SESI within the meaning of Section 414(b) or (c) of the Code prior to the Closing Date maintains or has never maintained or become obligated to contribute to any employee benefit plan (i) that is subject to Title IV of ERISA, (ii) to which Section 412 of the Code applies, (iii) that is a Multiemployer Plan, or (iv) in connection with any trust described in
Section 501(c)(9) of the Code. SESI has not within the last five years engaged in, and is not a successor corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA.

          (d) Except as otherwise set forth in Section 5.18 of the SESI Disclosure Schedules:

               (i) each Employee Plan and each SESI Benefit Program or Agreement has been administered, maintained and operated in all material respects in accordance with the terms thereof and in compliance with its governing documents and Applicable Law (including where applicable, ERISA and the Code);

               (ii) each of the Employee Plans intended to be qualified under section 401 of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (C) has not, since receipt of the most recent favorable determination letter, been amended, and (D) has not been operated in a way that would adversely affect its qualified status;

               (iii) no act, omission or transaction has occurred which would result in the imposition on SESI of a breach of fiduciary duty liability or damages under Section 409 of ERISA, a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

               (iv) neither SESI nor any of its directors, officers or employees has engaged in any transaction with respect to an Employee Plan that could subject SESI to a Tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code. None of the assets of any Employee Plan are invested in employer securities or employer real property.

               (v) full payment has been made of all amounts which SESI is or has been required to have paid as contributions to or benefits due under any Employee Plan or SESI Benefit Program or Agreement under Applicable Law or under the terms of any such plan or any arrangement; and

               (vi) there is no Proceeding or other dispute pending or, to the Knowledge of SESI, threatened that involves any Employee Plan or SESI Benefit Program or Agreement that could reasonably be expected to result in a material liability to SESI.

          (e) In connection with the consummation of the transactions contemplated in this Agreement, no employee or former employee of SESI will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby, and no such disclosed payment constitutes a parachute payment described in
Section 280G of the Code.

          (f) All group health plans of SESI have at all times fully complied in all material respects with all applicable notification and continuation of coverage requirements of Section 4980B(f) of the Code and
Section 601 of ERISA. SESI does not have any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees, or for any stockholder or director who is not an employee, former employee or beneficiary thereof, except to the extent otherwise required by the continuation requirements of
Section 4980B(f) of the Code and Section 601 of ERISA.

          (g) All group health plans (within the meaning of Section 5000(b)(1) of the Code) of SESI have at all times fully complied in all material respects with, and have been maintained and operated in all material respects in accordance with (i) the health care requirements relating to portability, access, and renewability requirements of Sections 9801 through 9803 of the Code and Part 7 of Title I, Subtitle B of ERISA,
(ii) the health care requirements relating to the benefits for mothers and newborns under Section 9811 of the Code and Section 711 of ERISA, and (iii) the health care requirements relating to the parity provisions applicable to mental health benefits under Section 9812 of the Code and Section 712 of ERISA.

          (h) No employee or former employee, officer or director of SESI is or will become entitled to receive any award under SESI's discretionary or other bonus plans except for amounts reflected on the SESI Financial Statements.

     Section 5.19 TAXES.

          (a) Except as set forth in Section 5.19 of the SESI Disclosure Schedules, all Returns required to be filed by or on behalf of SESI have been duly filed and such Returns (including all attached statements and schedules) are true, complete and correct in all material respects. All Taxes due have been paid in full on a timely basis, and no other Taxes are payable by SESI with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date.

          (b) Except as set forth in Section 5.19 of the SESI Disclosure Schedules, SESI has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes and Taxes pursuant to Section 1441 or 1442 of the Code or similar provisions under any foreign law), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

          (c) Except as set forth in Section 5.19 of the SESI Disclosure Schedules, there are no Liens on any of the assets of SESI with respect to Taxes, other than Permitted Liens.

          (d) SESI has furnished or made available to Cardinal true and complete copies of: (i) all federal and state income and franchise tax returns of SESI for all periods beginning on or after January 1, 1996, and
(ii) all tax audit reports, work papers, statements of deficiencies, closing or other agreements received by SESI or on its behalf relating to Taxes for all periods beginning on or after January 1, 1996.

          (e)  Except  as  disclosed in Section 5.19 of the SESI Disclosure
Schedules:

               (i) The Returns of SESI have never been audited by a Governmental Entity, nor is any such audit in process, pending or, to the Knowledge of the SESI, threatened (formally or informally) except with respect to Returns where audits have been concluded or for Periods for which the applicable statutes of limitations have not run.

               (ii) No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or, to the Knowledge of SESI, are expected to be asserted with respect to Taxes of SESI and no notice (either formal or informal) has been received by SESI that it has not filed a Return or paid Taxes required to be filed or paid by it.

               (iii) SESI is not a party to any pending Proceeding for assessment or collection of Taxes, nor has such Proceeding been asserted or, to the Knowledge of the SESI, threatened (either formally or informally), against it or any of its assets.

               (iv) Except as reflected in the Returns, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of SESI.

               (v)  There   are  no  requests  for  rulings,  subpoenas  or
requests for information pending with respect to SESI.

               (vi) No power of attorney has been granted by SESI with respect to any matter relating to Taxes.

               (vii) The amount of liability for unpaid Taxes of SESI for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes), as such accruals are reflected on the consolidated balance sheet of SESI as of the Closing Date.

          (f)  Except  as  disclosed in Section 5.19 of the SESI Disclosure
Schedules:

               (i) SESI has not issued or assumed any indebtedness that is subject to section 279(b) of the Code.

               (ii) SESI has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 280G or 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

               (iii) No election has been made under Section 338 of the Code with respect to SESI and no action has been taken that would result in any income tax liability to either SESI as a result of deemed election within the meaning of Section 338 of the Code.

               (iv) No consent under Section 341(f) of the Code has been filed with respect to SESI.

               (v) SESI has not agreed, nor is it required, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

               (vi) SESI has not disposed of any property that has been accounted for under the installment method.

               (vii) SESI has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions.

               (viii) SESI is not a party to any tax sharing or allocation agreement nor does SESI owe any amount under any tax sharing or allocation agreement.

               (ix) SESI has never been (nor has any liability for unpaid Taxes because it once was) a member of an affiliated group within the meaning of Section 1502 of the Code during any part of any consolidated return year during any part of which year any corporation other than SESI was also a member of such affiliated group.

          (g) SESI is not an investment company. For purposes of this representation, the term "investment company" means a regulated investment company, a real estate investment trust, or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making the 50% and the 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation will be disregarded and the parent corporation will be deemed to own its ratable share of the subsidiary's assets.

          (h) SESI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Section 5.20 CUSTOMERS AND SUPPLIERS. Section 5.20 of the SESI Disclosure Schedules sets forth a complete and correct list of all customers whose purchases exceeded 5% of the aggregate net sales of SESI for the fiscal year ended December 31, 1998.

     Section 5.21 INSURANCE.

          (a) Section 5.21 of the SESI Disclosure Schedules sets forth a true and complete list of all policies of machinery insurance, increased value, protection and indemnity, title insurance, liability and casualty insurance, property insurance, auto insurance, business interruption insurance, tenant's insurance, workers' compensation, life insurance, disability insurance, excess or umbrella insurance, directors' and officers' liability insurance and any other type of insurance insuring the properties, assets, employees or operations of SESI (collectively the "SESI Policies"). SESI has made available to Cardinal a true, complete and accurate copy of all SESI Policies.

          (b) All SESI Policies are in full force and effect except where failures to have any SESI Policies in full force and effect would not in the aggregate, have a Material Adverse Effect on SESI.

          (c) Except as described in Section 5.21 of the SESI Disclosure Schedules, there is no claim by SESI or any other Person pending under any of the SESI Policies as to which coverage has been denied or disputed by the underwriters or issuers of such SESI Policies. SESI has not received any notice of default, and is not in default, under any provision of the SESI Policies.

          (d) SESI has not since January 1, 1999 received any written notice from or on behalf of any insurance carrier or other issuer issuing such SESI Policies that insurance rates or other annual premiums or fees in effect as of the date hereof will hereafter be materially increased, that there will be a non-renewal, cancellation or increase in a deductible (or a material increase in premiums in order to maintain an existing deductible) of any of the SESI Policies in effect as of the date hereof, or that material alteration of any equipment or any improvements to the SESI Owned Properties or the SESI Leased Properties, purchase of additional material equipment, or material modification of any of the methods of doing business of SESI will be required after the date hereof.

     Section 5.22 SAFETY AND HEALTH. To the Knowledge of SESI, the property and assets of SESI have been and are being operated in compliance in all respects with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act, and the regulations promulgated pursuant thereto, except for any violations or deficiency that would not have a Material Adverse Effect on SESI. SESI has not received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the Knowledge of SESI, no such investigation or inquiry is planned or threatened, which, if adversely determined would, individually or in the aggregate, have a Material Adverse Effect on SESI.

     Section 5.23 LABOR MATTERS.

          (a) Set forth in Section 5.23 of the SESI Disclosure Schedules is a list of all: (i) outstanding employment, consulting or management agreements or contracts with officers, directors or employees of SESI (other than those that are terminable on no more than 30 days notice) that provide for the payment of any bonus or commission; (ii) agreements, policies or practices that require SESI to pay termination or severance pay to salaried, non-exempt or hourly employees in excess of 30 days' salary and benefits to any employee upon termination of such employee's employment (other than as required by law); and (iii) collective bargaining agreements or other labor union contracts applicable to persons employed by SESI. SESI has made available to Cardinal complete and correct copies of all such employment and labor agreements. SESI has not breached or otherwise failed to comply in any material respect with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

          (b)   Except as set  forth in Section 5.23 of the SESI Disclosure
Schedules: (i) SESI is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint against SESI pending before any Governmental Entity; (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Knowledge of SESI threatened, against or affecting SESI; (iv) there is no representation claim or petition pending before any Governmental Entity; (v) there are no charges with respect to or relating to SESI pending before any Governmental Entity responsible for the prevention of unlawful employment practices; and
(vi) SESI has not had formal notice from any Governmental Entity responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of SESI and, to the Knowledge of SESI, no such investigation is in progress.

     Section 5.24 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth in Section 5.24 of the Disclosure Schedules, no director, officer or employee of SESI or any of its respective Affiliates is presently a party to any transaction with SESI, including any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such Person or from any of its Affiliates.

     Section 5.25 PROPRIETY OF PAST PAYMENTS. Neither SESI or any of its Subsidiaries nor any director, officer, employee or agent of SESI or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments or expenses relating to political activity or (b) made any bribe, rebate, payoff, influence payment, kick-back or other unlawful payment that is in violation of Applicable Law.

     Section 5.26 INTELLECTUAL PROPERTY. SESI either owns or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to SESI. SESI is in compliance with all such licenses and agreements except where any noncompliance would not, in the aggregate, have a Material Adverse Effect on SESI and there are no pending or, to the Knowledge of SESI, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of SESI to use, copy, modify or distribute the same.

     Section 5.27 DIRECTOR AND OFFICER INDEMNIFICATION. The directors, officers and employees of SESI are not entitled to indemnification by SESI except to the extent that indemnification rights are provided for generally by Applicable Law or SESI's charter, by-laws or directors' and officers' liability insurance policies as described in Section 5.21 of the SESI Disclosure Schedules or in employment agreements described in Section 5.23 of the SESI Disclosure Schedules, and there are no pending claims for indemnification by any such director, officer or employee.

     Section 5.28 BROKERS' AND FINDERS' FEE. Except for the firm of Johnson Rice & Company LLC, no agent, broker, person or firm acting on behalf of SESI is or will be entitled to any commission or brokers' or finders' fees payable by SESI in connection with any of the transactions contemplated herein.

     Section 5.29 COMMISSION FILINGS: FINANCIAL STATEMENTS. SESI has timely filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act. All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by SESI with the SEC since January 1, 1997 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "SESI Commission Filings." As of the respective dates of their filing with the Commission, the SESI Commission Filings complied in all material respects with the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 5.30 TAKEOVER LAWS. The Board of Directors of Superior has taken all action required to be taken by it in order to exempt this Agreement, and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state, including, without limitation, the State of Delaware, and including, without limitation, Section 203 of the DGCL and as a result, any requirements of such antitakeover laws and regulations are inapplicable to this Agreement and the transactions contemplated by this Agreement.

     Section 5.31 NO OTHER REPRESENTATIONS OR WARRANTIES. There are no representations or warranties, express or implied, made by or on behalf of SESI with respect to the assets of SESI except for the representations and warranties contained in this Agreement, including, except as otherwise specifically provided for in this Agreement, any representation or warranty with respect to the present condition of SESI's assets or the present or future suitability thereof for any intended use by SESI. SESI makes no representation or warranty except as expressly contained in this Agreement (including the SESI Disclosure Schedules).

                             ARTICLE 6
                             COVENANTS

     Section 6.1 LEGAL REQUIREMENTS. Subject to the conditions set forth in Section 7 and to the other terms and provisions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them. Without limiting the preceding sentence, each of SESI, Cardinal and the Funds agrees to take all reasonable actions necessary to (a) obtain, and cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it or the taking of any action contemplated by this Agreement, including, without limitation, preparation of any registration statement under the Securities Act that may be filed in connection with the Financing, and (b) effect the Merger at the earliest possible date.

     Section 6.2 STOCKHOLDER APPROVALS.

          (a) As soon as practicable following the date of this Agreement, SESI shall convene an annual meeting of its stockholders (the "SESI Annual Meeting") for the purposes of: (i) approving the adoption of this Agreement, (ii) approving the amendment of SESI's certificate of incorporation to (A) increase the number of authorized shares of SESI Common Stock to 125 million shares and (B) impose limits on ownership of SESI Common Stock by non-U.S. citizens as required by Section 2 of the Shipping Act of 1916, as amended (the "Charter Amendment"), (iii) approving the SESI Stock Incentive Plan, and (iv) electing the slate of directors as shall have been nominated pursuant to the procedures described in Section 6.2(b) hereof to the Board of Directors of SESI. Subject to the terms and conditions of Section 6.13, the Board of Directors of SESI shall (i) recommend at such SESI Annual Meeting that the stockholders of SESI adopt and approve all such matters; (ii) use its reasonable efforts to solicit from the stockholders of SESI proxies in favor of such adoption and approval; and (iii) take all other actions reasonably necessary to secure a vote of its stockholders in favor of adoption and approval of all such other matters. SESI shall give notice to Cardinal and the Funds by facsimile transmission of the outcome of the vote of its stockholders no later than the end of business on the day of the SESI Annual Meeting.

          (b) Prior to the SESI Annual Meeting, the Board of Directors of SESI shall nominate a slate of directors to be elected at the SESI Annual Meeting which shall consist of (i) two individuals designated by SESI, one of whom shall be the Chief Executive Officer of SESI, (ii) two individuals designated by Cardinal, and (iii) two individuals who shall be independent of both SESI and Cardinal and who shall be designated by Cardinal. If at any time prior to the Effective Time any individual who is nominated pursuant to the provisions hereof shall be unable or unwilling to serve as a director at the Effective Time, the party that designated such individual as provided herein shall designate a replacement for such individual.

          (c) As soon as practicable after the date of this Agreement, Cardinal shall submit this Agreement for approval by the Cardinal Stockholders at either a special meeting of stockholders or by written consent in lieu of a meeting. Subject to the terms and conditions of
Section 6.12 hereof, the Board of Directors of Cardinal shall recommend that the Cardinal Stockholders approve the adoption of this Agreement and take all other actions reasonably necessary to secure a vote of the Cardinal Stockholders in favor of adoption of this Agreement. Cardinal shall give notice to SESI by facsimile transmission of the outcome of the vote of the Cardinal Stockholders, no later than the end of business on the day the special meeting is held or the consent is executed.

          (d) In connection with the stockholder approvals provided for herein, each party agrees to cooperate with the other and take all actions reasonably necessary or appropriate to obtain such approvals.

          (e) In the event the SESI stockholders approve the SESI Stock Incentive Plan and the Charter Amendment at the SESI Annual Meeting, SESI shall adopt the SESI Stock Incentive Plan and shall cause the Charter Amendment to be effected in accordance with the DGCL.

     Section 6.3 PROXY STATEMENT.

          (a) As soon as practicable after the date of this Agreement, SESI shall prepare and file with the Commission under the Exchange Act, and shall use its reasonable efforts to have cleared by the Commission, a proxy statement with respect to the SESI Annual Meeting (the "Proxy Statement"). SESI shall cause the Proxy Statement (except with respect to information concerning Cardinal and Cardinal Services furnished in writing by or on behalf of Cardinal specifically for use therein, for which information Cardinal shall be responsible) to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations adopted thereunder, and the Proxy Statement (except with respect to the information concerning Cardinal furnished in writing by or on behalf of Cardinal specifically for use therein, for which information Cardinal shall be responsible) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading. SESI will advise Cardinal promptly in writing if prior to the Closing Date it shall obtain Knowledge of any facts that would make it necessary to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with Applicable Law.

          (b) In connection with the Proxy Statement, Cardinal shall cooperate in good faith and take all actions reasonably necessary or appropriate, including providing necessary information with respect to Cardinal, to assist SESI in preparing the Proxy Statement.

          (c) None of the information to be supplied by Cardinal for inclusion in the Proxy Statement will, (i) at the time the Proxy Statement is filed, (ii) at the time the Proxy Statement, or any amendment or supplement thereto, is first mailed to the stockholders of SESI, or (iii) at the time such stockholders vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 6.4 EQUITY CONTRIBUTION TO CARDINAL.

          (a) In March 1999, Cardinal completed an offering of $5 million of equity to the current holders of Cardinal Common Stock and Cardinal Preferred Stock (the "March Contribution"). Between the date hereof and the Closing Date, Cardinal shall complete an offering (or offerings) of an aggregate of $45 million of equity to the current holders of Cardinal Common Stock and Cardinal Preferred Stock or other institutional investors on a private placement basis (the "Equity Contribution"), all of the net proceeds of which Equity Contribution and March Contribution shall be used to reduce Cardinal's indebtedness at Closing, and Section 3.1 of the Cardinal Disclosure Schedules shall be amended accordingly to reflect the results of such Equity Contribution. Prior to Cardinal's accepting the Equity Contribution, Cardinal and the Funds shall notify SESI of the terms and conditions of the proposed Equity Contribution, and Cardinal shall not accept such Equity Contribution unless its terms and conditions are reasonably acceptable to SESI.

          (b) In connection with the Equity Contribution SESI shall cooperate in good faith and take all actions reasonably necessary or appropriate, including providing necessary information with respect to SESI, to assist Cardinal in completing the offering in connection with the Equity Contribution, including (i) providing prompt assistance in the preparation of an offering or information memorandum and other materials for the Equity Contribution, (ii) providing all information about SESI reasonably deemed necessary by Cardinal to complete the Equity Contribution, (iii) assisting the participants in the Equity Contribution in connection with their confirmation of the accuracy and completeness of the materials and information referenced in clauses (i) and (ii) above, and
(iv) causing SESI's senior management to participate in meetings and conference calls with potential participants in the Equity Contribution at such times and places as Cardinal may reasonably request.

     Section 6.5 FINANCING.

          (a) Prior to the Closing, SESI shall obtain a new credit facility, which may be in the form of an offering of senior notes, or secured or unsecured bank debt, or any other form reasonably satisfactory to Cardinal and the Funds, containing usual and customary covenants, and on terms that are mutually agreed upon by SESI and Cardinal, in a principal amount (the "Financing") that will produce proceeds sufficient to repay or refinance the indebtedness referred to in Section 6.6 hereof.

          (b) Cardinal and Cardinal Services agree to provide, and will cause their respective officers, employees and advisors to provide, all reasonable cooperation in connection with the arrangement of the Financing, including (i) providing prompt assistance in the preparation of any offering or information memorandum and other offering materials for the Financing, (ii) providing all information reasonably deemed necessary by any syndication agent to complete the Financing, (iii) assisting the providers of the Financing in connection with their confirmation of the accuracy and completeness of the materials and information referenced in clauses (i), (ii) above, and (iv) causing Cardinal's and Cardinal Services' senior management to participate in meetings and conference calls with potential participants in the Financing at such times and places as any syndication agent for the Financing may reasonably request.

     Section  6.6  REPAYMENT OF CERTAIN  INDEBTEDNESS.   Prior  to  the
Closing, SESI shall either repay or refinance all outstanding indebtedness (together with any applicable premium) of Cardinal and Cardinal Services specified in Section 6.6 of the Cardinal Disclosure Schedules and the indebtedness of SESI specified in Section 6.6 of the SESI Disclosure Schedules, together with all accrued and unpaid interest thereon, with the proceeds of the Financing and the Equity Contribution.

     Section 6.7 HART-SCOTT-RODINO.

          (a) Cardinal, the Funds and SESI shall cooperate in good faith and take all actions reasonably necessary or appropriate to file, and expeditiously and diligently prosecute to a favorable conclusion, the HSR Forms required to be filed by each of them in connection herewith with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act.

          (b) Cardinal, the Funds and SESI agree that from the date of this Agreement through the Effective Time, neither party nor any of its subsidiaries or Affiliates shall enter into any transaction with a third party or take any other action that would have the effect of impeding the ability to obtain HSR Act clearance for the transactions contemplated by this Agreement.

     Section 6.8 ACCESS TO PROPERTIES AND RECORDS. Until the Closing Date, each of SESI and Cardinal shall, and shall cause each of its Subsidiaries to, allow the other party and its authorized representatives full access, during normal business hours and on reasonable notice, to all of its properties, offices, vehicles, equipment, inventory and other assets, documents, files, books and records, in order to allow the other party a full opportunity to make such investigation and inspection as the other party desires of its business and assets. Each of SESI and Cardinal shall, and shall cause each of its Subsidiaries to, (a) further use its reasonable best efforts to cause its employees, counsel and regular independent certified public accountants to be available upon reasonable notice to answer questions of the other party's representatives concerning its business and affairs and (b) further use its reasonable best efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including without limitation work papers for all audits and reviews of its financial statements.

     Section 6.9 CONSULTATION AND REPORTING. During the period from the date of this Agreement to the Closing Date, each of Cardinal and SESI will, subject to any applicable legal or contractual restrictions, confer on a regular and frequent basis with the other to report material operational matters and to report on the general status of ongoing operations. Each of Cardinal and SESI will notify the other of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, adjudicatory proceedings or hearings (or communications indicating that the same may be contemplated) and will keep the other fully informed of such events and permit its representatives prompt access to all materials prepared by or on behalf of such party or served on them, in connection therewith. Immediately following the Effective Time, the Funds shall escrow or cause to be escrowed 892,000 shares of SESI Common Stock in accordance with the terms of the Settlement Agreement.

     Section 6.10 CONDUCT OF BUSINESS BY BOTH PARTIES PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement to Closing Date, Cardinal and SESI shall each use its reasonable best efforts to preserve the goodwill of suppliers, customers and others having business relations with it and its Subsidiaries and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement. Without limiting the generality of the foregoing, except as otherwise specifically provided in this Agreement, during the period from the date of this Agreement to the Closing Date neither SESI (and SESI shall cause its Subsidiaries not to) nor Cardinal shall (and Cardinal shall cause Cardinal Services not to), without the prior written consent of the other:

          (a) except for dividends that Cardinal may be required to pay in kind pursuant to obligations set forth in Section 4.2 of the Disclosure Schedule, declare, set aside, increase or pay any dividend (including any stock dividends), or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock;

          (b) other than as contemplated by Section 6.2 hereof or as described in Section 6.10 of the Cardinal Disclosure Schedules, amend its certificate or articles of incorporation or by-laws, or adopt or amend any resolution or agreement concerning indemnification of its directors, officers, employees or agents;

          (c) commit any act which act would cause any representation or warranty contained in this Agreement to become untrue in any material respect, as if each such representation and warranty were continuously made from and after the date hereof;

          (d) violate any Applicable Law that would have a Material Adverse Effect on such party;

          (e) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed in all material respects;

          (f) fail to pay, or to make adequate provision in all material respects for the payment of, all Taxes, interest payments and penalties due and payable (for all periods up to the Closing Date, including that portion of its fiscal year to and including the Closing Date) to any city, parish, state, the United States, foreign or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established, or make any elections with respect to Taxes;

          (g) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

          (h) except for the Equity Contribution and the conversion, if any, of Cardinal Preferred Stock into Cardinal Common Stock in accordance with Section 7.1(l) hereof, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities; issue any security convertible into or exchangeable for its capital stock; alter any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of exchange or readjustment of shares, stock dividend or otherwise; PROVIDED, HOWEVER, that SESI may issue shares of SESI Common Stock pursuant to the exercise of options, if any, set forth in Section 5.2 of the SESI Disclosure Schedules, and Cardinal may issue shares of Cardinal Common Stock and Cardinal Preferred Stock pursuant to obligations set forth in Section 4.2 of the Cardinal Disclosure Schedules;

          (i) except for the Financing, incur, assume or guarantee any indebtedness for borrowed money or any other obligation of any other
Person, issue any notes, bonds, debentures or other corporate debt securities or grant any option, warrant or right to purchase any thereof other than for working capital under an existing line of credit and to fund capital expenditures disclosed in such party's Disclosure Schedules;

          (j) make any sale, assignment, transfer, abandonment or other conveyance of any of its material assets or any part thereof, except transactions pursuant to existing contracts set forth in such party's Disclosure Schedules and dispositions of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

          (k) subject any of its assets or properties to a Lien other than a Permitted Lien;

          (l) make or commit to make capital expenditures that in the aggregate are in excess of $500,000 except as described in Section 6.10(l) of either party's Disclosure Schedules;

          (m) except for loans by Cardinal to Cardinal Services or by SESI to one or more of its Subsidiaries, make any loan, advance or capital contribution to or investment in, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates other than in the ordinary course of business;

          (n) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles or write down the value of any inventory or write off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

          (o) enter into or modify any employment, severance or similar agreement or arrangement with any director or employee, or grant any increase in the rate of wages, salaries, bonuses or other compensation or benefits of any executive officer or other employee other than increases in wages, salaries, bonuses, compensation or benefits (i) required by contracts, agreements, policies or collective bargaining agreements set forth in Sections 4.2, 4.18 and 4.23 of the Cardinal Disclosure Schedules with respect to Cardinal and Cardinal Services, and Sections 5.18 and 5.23 of the SESI Disclosure Schedules with respect to SESI, or (ii) to field or operating employees made in the ordinary course of business;

          (p)   enter into any new line of business;

          (q) make any Tax election that is inconsistent with any corresponding election made on a prior Return or settle or compromise any Tax liability for an amount in excess of the liability therefor that is reflected on the Cardinal Financial Statements or the SESI Financial Statements, as the case may be; or

          (r) authorize any of, or agree or commit to do any of, the foregoing actions.

     Section 6.11 PUBLIC STATEMENTS. Prior to the Closing Date, none of the parties to this Agreement shall (and each party shall use its best efforts so that none of its advisors, officers, directors or employees shall) except with the prior consent of the other parties, which consent shall not be unreasonably withheld, publicize, announce or describe to any third person (except their respective advisors and employees) the execution or terms of this Agreement, the parties hereto or the transactions contemplated hereby, except that SESI may make such disclosures and announcements as may be necessary or advisable under applicable securities laws after giving reasonable prior notice to Cardinal of any such disclosure or announcement and allowing Cardinal to comment on the same.

     Section 6.12 NO SOLICITATION.

          (a) None of SESI and its Subsidiaries, Cardinal and Cardinal Services will (nor will they permit any of their respective Affiliates, officers, directors, representatives, or agents to), prior to the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 8.1, directly or indirectly, (i) solicit, initiate or encourage the submission of any proposal for a Sale Transaction, (ii) enter into any agreement with respect to any Sale Transaction or give any approval with respect to any Sale Transaction, or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Sale Transaction or any proposal for a Sale Transaction. Notwithstanding the preceding sentence, if at any time the Board of Directors of SESI or Cardinal determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under Applicable Law, SESI or Cardinal (and their respective officers, directors, representatives or agents) may in response to a written proposal for a Sale Transaction not solicited on or after the date hereof, subject to compliance with Section 6.12(c), (A) furnish information with respect to itself or a Subsidiary pursuant to a customary confidentiality agreement to any Person making such proposal, and (B) participate in negotiations regarding such proposal. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this Section 6.12(a) by any of a party's officers, directors, representatives, agents, Affiliates or Subsidiaries, whether or not such Person is purporting to act on behalf of such party or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 6.12(a) by such party.

          (b)  Neither of the Boards of Directors of SESI or Cardinal shall
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the approval (including, without limitation, the Board of Directors' resolution providing for such approval) of this Agreement or the transactions contemplated hereby or (ii) approve or recommend, or propose to approve or recommend, any Sale Transaction, except in the event the Board of Directors of a party determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under Applicable Law, and then only at or after the termination of this Agreement pursuant to Section 8.1(f) or 8.1(g).

          (c) In addition to the obligations set forth in subsections (a) and (b) of this Section 6.12, each party promptly shall advise the others orally and in writing of any request for information or of any proposed Sale Transaction or any inquiry with respect to or which could reasonably be expected to lead to any proposed Sale Transaction, the identity of the Person making any such request, proposed Sale Transaction or inquiry and the terms and conditions thereof. Each party will keep the others fully informed of the status and details (including amendments or proposed amendments) of any such request, proposed Sale Transaction or inquiry, and each party shall keep confidential such information provided to it by another party pursuant to this Section 6.12(c), subject to any judicial or other legal order, directions or obligations to disclose such information.

          (d) Nothing contained in this Section 6.12 shall prohibit SESI from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act.

     Section 6.13 RESTRICTION ON FUNDS.

          (a) Each of the Funds hereby covenants and agrees that, prior to the Closing, it shall not sell, transfer or otherwise dispose of all or any part of the shares of Cardinal Common Stock owned by it or grant any proxy relating thereto other than to existing Cardinal Stockholders as of the date hereof. In the event of any transfer by operation of law with respect to the Cardinal Common Stock owned by the Funds, the provisions of this
Section 6.13 are intended to be binding upon the transferee, and such transferee will be bound hereby. If any transfers of Cardinal Common Stock are made pursuant to this Section 6.13, Section 3.1 of the Cardinal Disclosure Schedules shall be amended accordingly.

          (b) So long as this Agreement remains in effect, the Funds agree and undertake to vote or cause to be voted all of the shares of Cardinal Common Stock as to which the Funds have voting power at any meeting or meetings (including any adjournments thereof) before which, or on any written consents with respect to which, the Agreement or any similar agreement may come for consideration by the Cardinal Stockholders, in favor of the approval of this Agreement and against any similar agreement unless SESI then is in breach or default in any material respect with respect to any covenant, representation or warranty to an extent that would permit Cardinal to terminate this Agreement.

     Section 6.14 UPDATE INFORMATION. Each party hereto will promptly disclose to the other any information contained in its representations and warranties that because of an event occurring after the date hereof is incomplete or no longer correct; provided, however, that except as contemplated by Sections 6.4, 6.13 and 7.1(l) hereof relative to Section
3.1 of the Cardinal Disclosure Schedules, none of such disclosures will be deemed to modify, amend, or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment, or supplement in writing. Each party shall promptly advise the other party orally and in writing of any change or event having or which insofar as reasonably can be foreseen would have, a Material Adverse Effect on the party providing such notification.

     Section 6.15 MAINTENANCE OF POLICIES. SESI and Cardinal shall maintain the coverage under the SESI Policies and the Cardinal Policies respectively, in full force and effect until the Closing Date.

     Section   6.16       DIRECTOR'S   AND  OFFICER'S  INDEMNIFICATION  AND
INSURANCE.

          (a) For four years after the Effective Time, SESI shall indemnify and hold harmless the present and former officers and directors of Cardinal or Cardinal Services in respect of acts or omissions prior to the Effective Time to the fullest extent provided under Cardinal's Certificate of Incorporation in effect on the date hereof or pursuant to any agreements set forth in Section 4.23 of the Disclosure Schedule; PROVIDED THAT such indemnification shall be subject to any limitation imposed from time to time under Applicable Law.

          (b) SESI shall pay the insurance premiums required for any extension of Cardinal's officers' and directors' liability insurance policy that is in force at the date hereof following the Closing Date for a "discovery" period elected under such insurance policy covering the officers and directors of Cardinal (the "Extended Coverage Policy") for a period of four years or shall provide substantially similar coverage for the same period under SESI's directors' and officers' insurance policy for all directors and officers of Cardinal or Cardinal Services.

     Section 6.17 NASDAQ FILING. SESI shall timely file with Nasdaq the notice of issuance of the Merger Shares as required pursuant to NASD Rule 4310(c)(17), and in connection therewith, remit the fee specified in NASD Rule 4510(b)(2).

     Section 6.18 SESI EMPLOYEE BENEFITS. As soon as practicable after the Effective Time, those employees of Cardinal and Cardinal Services who become employees of the Surviving Corporation or a Subsidiary of the Surviving Corporation or SESI or an SESI Subsidiary shall be entitled to participate in all employee benefit plans of SESI, including, without limitation, its 401(k) savings plan, in respect of their service after the Effective Time to the same extent that employees of SESI who are employed in comparable positions are entitled to participate. SESI and Cardinal further agree that any such employees shall be credited for their service with Cardinal or Cardinal Services, as the case may be, for purposes of eligibility, benefit entitlement and vesting in the plans provided by SESI. Such employees' benefits under the SESI's medical benefit plan shall not be subject to any exclusions for any pre-existing conditions (to the extent such exclusions did not apply under Cardinal's medical benefit plan), and credit shall be received for any deductibles or out-of-pocket amounts previously paid.

                             ARTICLE 7
                        CLOSING CONDITIONS

     Section 7.1 CONDITIONS APPLICABLE TO ALL PARTIES. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing
Date:

          (a) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the transactions contemplated by this Agreement, and no Proceeding shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by this Agreement.

          (b) The SESI stockholders shall have met and (i) approved this Agreement, the Charter Amendment and the SESI Stock Incentive Plan, and
(ii) elected the slate of directors designated pursuant to Section 6.2(b) hereof.

          (c)  The   Cardinal   Stockholders   shall   have  approved  this
Agreement.

          (d) SESI and Cardinal shall have received an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. to the effect that the Merger constitutes a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, that the Cardinal Stockholders will recognize no gain or loss for federal income tax purposes with respect to SESI Common Stock received by them in connection with the Merger, and that no gain or loss for federal income tax purposes will be recognized by SESI or Cardinal as a result of the Merger.

          (e) SESI shall have completed the Financing on terms reasonably acceptable to Cardinal.

          (f) Cardinal shall have received the Equity Contribution on terms reasonably acceptable to SESI.

          (g) SESI and the Funds shall have executed and delivered to each other the Stockholders' Agreement.

          (h) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (i) All Cardinal Stockholders as of the Closing Date shall have executed and delivered the Agreement and Release to SESI.

          (j) All consents and approvals of third parties necessary for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (k) The Merger Shares shall have been approved for listing, subject to notice of official issuance, on the Nasdaq National Market.

          (l) All issued and outstanding shares of Cardinal Preferred Stock shall have been either redeemed by Cardinal or converted into Cardinal Common Stock by the holders of such Cardinal Preferred Stock, and there shall be no shares of Cardinal Preferred Stock issued and outstanding at the Effective Time and Section 3.1 of the Cardinal Disclosure Schedules shall have been amended to reflect any such conversion, or the holders thereof shall have approved this Agreement as provided in Section 6.2(c).

          (m) The Escrow Agreement (as defined in the Settlement Agreement) shall have been executed and delivered and arrangements shall have been made to escrow thereunder 892,000 shares of SESI Common Stock issued in connection with the Merger.

     Section 7.2 CONDITIONS TO OBLIGATIONS OF SESI. The obligations of SESI to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by
SESI:

          (a) Each of the representations and warranties of Cardinal and the Funds set forth in this Agreement that is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified as to materiality shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Cardinal and the Funds shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (b) SESI shall have received an opinion of Gardere, Wynne, Sewell & Riggs, L.L.P., counsel for Cardinal, substantially in the form attached hereto as Exhibit F.

     Section 7.3 CONDITIONS TO OBLIGATIONS OF CARDINAL. The obligations of Cardinal to consummate the transactions contemplated by this Agreement are subject to the satisfaction for the following conditions, unless waived by Cardinal and the Funds:

          (a) Each of the representations and warranties of SESI set forth in this Agreement that is qualified as to materiality shall be true and correct, and each of such representations and warranties that is not so qualified as to materiality shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and SESI shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

          (b)  Cardinal shall  have  received  an opinion of Jones, Walker,
Waechter,  Poitevent,   Carrere  &  Denegre,  L.L.P.,  counsel   for  SESI,
substantially in the form attached hereto as Exhibit G.

          (c) SESI shall have executed and delivered the Registration Rights Agreements.

          (d) Cardinal shall have received evidence satisfactory to them that the Extended Coverage Policy is in force.

          (e)  SESI shall have fulfilled the covenants contained in Section
6.2(e).


                             ARTICLE 8
                     TERMINATION AND AMENDMENT

     Section  8.1      TERMINATION.   This  Agreement may be terminated and
abandoned at any time prior to the Closing Date:

          (a)  by mutual consent of SESI and Cardinal;

          (b) by SESI, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Cardinal or the Funds that is qualified as to materiality, or a material breach of any such representation, warrant, covenant or agreement that is not so qualified as to materiality, which breach shall not have been cured prior to the earlier of (i) 30 days following notice of such breach and (ii) the Closing Date;

          (c) by Cardinal, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of SESI that is qualified as to materiality, or a material breach of any such representation, warrant, covenant or agreement that is not so qualified as to materiality, which breach shall not have been cured prior to the earlier of (i) 30 days following notice of such breach and (ii) the Closing Date;

          (d) by either SESI on the one hand, or Cardinal on the other hand, if any permanent injunction or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this agreement shall have become final and nonappealable;

          (e) by either SESI on the one hand, or Cardinal on the other hand, if the transactions contemplated by this Agreement shall not have been consummated on or before October 15, 1999; provided, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the transactions contemplated by this agreement to occur on or before such date;

          (f) by SESI, if (i) the Board of Directors of Cardinal withdraws, modifies or changes its recommendation of this Agreement or the Merger or shall have resolved to do any of the foregoing or the Board of Directors of Cardinal shall have recommended to the stockholders of Cardinal any proposed Sale Transaction or resolved to do so; (ii) a tender offer or exchange offer for 30% or more of the outstanding shares of Cardinal Common Stock is commenced and the Board of Directors of Cardinal, within 10 Business Days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders; or (iii) except as contemplated by this Agreement, any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of Cardinal Common Stock;

          (g) by Cardinal if (i) the Board of Directors of SESI withdraws, modifies or changes its recommendation of this Agreement or the Merger or shall have resolved to do any of the foregoing or the Board of Directors of SESI shall have recommended to the stockholders of SESI any proposed Sale Transaction or resolved to do so; (ii) a tender offer or exchange offer for 30% or more of the outstanding shares of SESI Common Stock is commenced and the Board of Directors of SESI, within 10 Business Days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance or such tender or exchange offer by its stockholders; or (iii) except as contemplated by this Agreement, any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under
Section 13(d) of the Exchange Act and the regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of SESI Common Stock;

          (h) by either SESI on the one hand, or Cardinal on the other hand, if

               (i) Cardinal accepts a proposed Sale Transaction, which shall have been approved by Cardinal's Board of Directors in accordance with Section 6.12(b);

               (ii) SESI accepts a proposed Sale Transaction, which shall have been approved by SESI's Board of Directors in accordance with Section 6.12(b);

               (iii) if the required approval of the stockholders of SESI of this Agreement is not received at the SESI Annual Meeting; or

               (iv) if the required approval of the Cardinal stockholders of this Agreement is not obtained.

     Section 8.2 EFFECT OF TERMINATION. (a) Except as provided in this Section 8.2, in the event of a termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void, the representations and warranties shall not survive, and there shall be no further liability or obligation under any provisions hereof on the part of the parties hereto or their respective officers, directors or stockholders.

          (b) To the extent that a termination of this Agreement pursuant to Section 8.1(b) or (c) results from a willful breach of any of a party's representations, warranties, covenants or agreements set forth in this Agreement, the injured party shall have a right to recover its damages caused thereby, provided, however, that such injured party, shall not be entitled to consequential or punitive damages.

          (c) In the event of a termination of this Agreement pursuant to Sections 8.1(b), 8.1(f) or 8.1(h)(iv) and within three months of any such termination, Cardinal accepts a written offer or enters into a written agreement to consummate a Sale Transaction and such Sale Transaction is ultimately consummated, then Cardinal shall at the closing of such Sale Transaction (and as a condition of such closing) pay to SESI a termination fee equal to $3 million.

          (d) In the event of a termination of this Agreement pursuant to Sections 8.1(c), 8.1(g) or 8.1(h)(iii) and within three months of any such termination, SESI accepts a written offer or enters into a written agreement to consummate a Sale Transaction and such Sale Transaction is subsequently consummated, then SESI shall at the closing of such Sale Transaction (and as a condition of such closing) pay to Cardinal a termination fee equal to $3 million.

          (e)  In the event of a termination of this Agreement  pursuant to
Section 8.1(h)(i) or (ii) hereof, then the party who has accepted a proposed Sale Transaction shall pay to the other immediately a termination fee equal to $3 million.

                             ARTICLE 9
                           MISCELLANEOUS

     Section 9.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.1) shall be as set forth opposite each party's name on the signature page hereof.

     Section 9.2 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties shall not survive the Closing.

     Section 9.3 HEADINGS; GENDER. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

     Section 9.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.16 hereof, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 9.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

     Section 9.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

     Section 9.8     COUNTERPARTS.   This  Agreement  may  be  executed  in
multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

     Section 9.9 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     Section 9.10 EXTENSION; WAIVER. At any time prior to the Closing Date, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.

     Section 9.11 EXPENSES. Except as provided in Section 8.2, whether or not the transactions contemplated herein are consummated, payment for all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be made by the party incurring such costs and expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

Address:                      SUPERIOR ENERGY SERVICES, INC.
1105 Peters Road
Harvey, Louisiana  70058
Attn:  Terence E. Hall        By:    /S/ TERENCE E. HALL
Fax:  504-362-1818                            Terence E. Hall
                                              President

Address:                      SUPERIOR CARDINAL ACQUISITION
1105 Peters Road                   COMPANY, INC.
Harvey, Louisiana  70058
Attn:  Terence E. Hall        By:   /S/ TERENCE E. HALL
Fax:  504-362-1818                            Terence E. Hall
                                              President

Address:                      CARDINAL HOLDING CORP.
600 Travis, Suite 6000
Houston, Texas 77002
Attn:  Ben A. Guill
Fax:  713-224-077l            By:   /S/ BEN A. GUILL
                                   Ben A. Guill
                                   Interim Chief Executive Officer


Address:                      FIRST RESERVE FUND VII,
600 Travis, Suite 6000        LIMITED PARTNERSHIP
Houston, Texas  77002         By:  First Reserve  GP VII, L.P., its General
Attn:  Ben A. Guill                Partner
Fax:  713-224-0771
                                   By:   First  Reserve   Corporation,  its
                                         General Partner

                              By:  /S/ BEN A. GUILL
                                            Ben A. Guill
                                              President

Address:                      FIRST RESERVE FUND VIII,
600 Travis, Suite 6000        LIMITED PARTNERSHIP
Houston, Texas  77002         By:  First Reserve GP VIII, L.P., its General
Attn:  Ben A. Guill                Partner
Fax:  713-224-0771
                                   By:   First  Reserve  Corporation,   its
                                         General Partner


                              By:  /S/ BEN A. GUILL
                                            Ben A. Guill
                                              President

                                                      Exhibit "A"




                        CARDINAL DISCLOSURE SCHEDULES
                          (Intentionally Omitted)

                                                      Exhibit "B"



                        SUPERIOR DISCLOSURE SCHEDULES
                           (Intentionally Omitted)

                                                      Exhibit "C"















                   REGISTRATION RIGHTS AGREEMENT




                               Among



                  SUPERIOR ENERGY SERVICES, INC.


                                And


            FIRST RESERVE FUND VII, LIMITED PARTNERSHIP
            FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP




                                        , 1999

                   REGISTRATION RIGHTS AGREEMENT


     This  Registration  Rights Agreement (this "Agreement") is entered into
this       day of April ______, 1999, by and among Superior Energy Services,
Inc., a Delaware corporation ("Superior"), and First Reserve Fund VII, Limited Partnership, a Delaware limited partnership, and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership (each a "First Reserve Fund" and, collectively, the "First Reserve Funds").

                       W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated April ____, 1999 entered into by and among, INTER ALIA, Superior, Cardinal Holding Corp. ("Cardinal") and the First Reserve Funds, each First Reserve Fund received upon consummation of the Merger contemplated by the Merger Agreement, shares of Superior Common Stock in exchange for the shares of common stock of Cardinal it holds; and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the Registrable Securities owned by the First Reserve Funds.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Cardinal Holders" means the holders of registerable securities in accordance with the terms of the Cardinal Registration Rights Agreement.

     "Cardinal Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and among Superior and all of Cardinal's stockholders other than the First Reserve Funds.

     "Common Stock" means the common stock, $.001 par value per share, of Superior.

     "Demand  Registration"  means  a  demand registration  as  defined  in
Section 2(a) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holders"  means  the  holders  of  the   Registrable   Securities  in
accordance with the terms of this Agreement.

     "Person"   means  an  individual,  corporation,  partnership,  limited liability company, business trust, joint stock company, unincorporated association, or other entity of whatever nature.

     "Piggyback Registration" means a  piggyback registration as defined in
Section 2(b) hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Securities" means (a) all shares of Common Stock issued to the First Reserve Funds pursuant to the Merger Agreement and (b) any other securities issued by Superior after the date hereof with respect to such shares of Common Stock by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Agreement if and when: (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto; (ii) such securities shall have been sold in compliance with of all applicable resale provisions of Rule 144 under the Securities Act; or (iii) such securities cease to be issued and outstanding for any reason.

     "Registration Statement" means any registration statement filed by Superior that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     2.   REGISTRATION RIGHTS

          (a) Demand Registration. (i) At any time after _______, 2000 [one year from date of Agreement], the First Reserve Funds may at any time and from time to time make a written request for registration under the Securities Act of not less than 20% of the Registrable Securities owned by them (a "Demand Registration"); provided that Superior shall not be obligated to effect more than one Demand Registration in any 12-month period or more than an aggregate of four Demand Registrations pursuant to this Section 2(a). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until the Registration Statement filed pursuant to such registration has been declared effective by the SEC and remains effective for the period specified in Section 2(e)(i).

               (ii) If the First Reserve Funds so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The First Reserve Funds shall select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that the lead managing underwriter must be reasonably satisfactory to Superior.

               (iii) Neither Superior nor any of its security holders (other than the holders of Registrable Securities in such capacity) shall be entitled to include any of Superior's securities in a Registration Statement initiated as a Demand Registration under this Section 2(a) without the consent of The First Reserve Funds.

          (b) Piggyback Registration. If Superior proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for Superior's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC for transactions traditionally registered on Form S-4 or S-8)) or
(ii) for the account of any of its holders of Common Stock (other than pursuant to a Demand Registration under Section 2(a)), except for the Shelf Registration (as that term is defined in the Cardinal Registration Rights Agreement, then Superior shall give written notice of such proposed filing to the First Reserve Funds as soon as practicable (but in no event later than the earlier to occur of (i) the tenth day following receipt by Superior of notice of exercise of other Demand Registration rights and (ii) 30 days before the filing date), and such notice shall offer the First Reserve Funds the opportunity to register such number of shares of
Registrable Securities as the First Reserve Funds may request within 20 days after receipt by the First Reserve Funds of Superior's notice on the same terms and conditions as Superior's or such holder's Common Stock (a "Piggyback Registration"). The First Reserve Funds will be permitted to withdraw all or any part of their Registrable Securities from a Piggyback Registration at any time prior to the date the Registration Statement filed pursuant to such Piggyback Registration becomes effective with the SEC.

          (c) Reduction of Offering. Notwithstanding anything contained herein, if the Piggyback Registration is an underwritten offering and the lead managing underwriter of such offering delivers a written opinion to Superior that the size of the offering that Superior, the First Reserve Funds, the Cardinal Holders and any other Persons whose securities are proposed to be included in such offering is such that the offering or the offering price would be materially and adversely affected, Superior will include in such Piggyback Registration in the following order of priority
(i) first, all of the Registrable Securities requested by the First Reserve Funds and the Cardinal Holders, on a pro rata basis based on the amount of securities sought to be registered, and (ii) second, the securities proposed to be registered by any other Persons; provided, that in no event shall the number of securities included in a Piggyback Registration for Persons pursuant to Section (c)(ii) be reduced below the lesser of (i) the number of securities such persons would be entitled to include in such Piggyback Registration if, in the event of a reduction of the size of the offering pursuant to this Section 2(c), they were entitled, notwithstanding the terms of this Section 2(c), to include their securities in such Piggyback Registration on a pro rata basis with the First Reserve Funds and the Cardinal Holders based on the amount of securities sought to be registered and (ii) 20% of the total amount of securities included in such offering for Persons other than Superior and the Persons, if any, demanding such registration.

          (d) Filings; Information. Whenever the First Reserve Funds request that any Registrable Securities be registered pursuant to Section 2(a) hereof, Superior will use its reasonable best efforts to effect the registration of such Registrable Securities and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, as promptly as is practicable, and in connection with any such request:

               (i) Superior will as expeditiously as possible, but in no event later than 30 days after receipt of a request to file a registration statement with respect to such Registrable Securities, prepare and file with the SEC a Registration Statement on any form for which Superior then qualifies and which counsel for Superior shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof and which is reasonably satisfactory to the First Reserve Funds, and use its reasonable best efforts to cause such Registration Statement to become and remain effective for a period of not less than 90 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold); provided that if at the time Superior receives a request to file a registration statement with respect to
          Registrable Securities, Superior is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the board of directors of Superior determines in good faith that such disclosure would be materially detrimental to Superior and its stockholders, Superior shall have a period of not more than 120 days (less the number of days during the previous 12 months that the use of a Prospectus was suspended pursuant to Section 2(d)(vi) and/or this Section 2(d)(i)) within which to file such registration statement measured from the date of Superior's receipt of the First Reserve Funds's request for registration in accordance with Section 2(a) hereof. The filing of a registration statement may only be deferred once for any potential transaction or event or related transactions or events that could arise as a result of negotiations or other activities and any registration statement whose filing has been deferred as a result shall be filed forthwith if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 2(d)(i), Superior shall promptly, upon determining to seek such deferral, deliver to the First Reserve Funds a certificate signed by the President or Chief Financial Officer of Superior stating that Superior is deferring such filing pursuant to this Section 2(d)(i).

               (ii) Superior will prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period set forth in Section 2(d)(i) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

               (iii)  Superior  will,  if  requested,  prior  to  filing  a
          Registration Statement or any amendment or supplement thereto, furnish to the First Reserve Funds and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to the First Reserve Funds and each such underwriter, if any, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the Prospectus included in such Registration Statement (including each preliminary Prospectus) as the First Reserve Funds or each such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

               (iv) After the filing of the Registration Statement, Superior will promptly notify the First Reserve Funds of any stop order issued or, to Superior's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it as soon as possible if entered.

               (v) Superior will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the First Reserve Funds reasonably request; provided that Superior will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 2(d)(v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (vi) Superior will as promptly  as is practicable notify the
          First Reserve Funds, at any time when a Prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the First Reserve Funds and to the underwriters any such supplement or amendment. The First Reserve Funds agree that, upon receipt of any notice from Superior of the occurrence of any event of the kind described in the preceding sentence, the First Reserve Funds will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the First Reserve Funds and the underwriters of the copies of such supplemented or amended Prospectus and, if so directed by Superior, the First Reserve Funds will deliver to Superior all copies, other than permanent file copies, then in the First Reserve Funds' possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Superior shall give such notice, Superior shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 2(e)(i) by the number of days during the period from and including the date of the giving of such notice to the date when Superior shall make available to the First Reserve Funds such supplemented or amended Prospectus.

               (vii) Superior will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

               (viii) Superior will furnish to the First Reserve Funds and to each underwriter a signed counterpart, addressed to the First Reserve Funds or such underwriter, of an opinion or opinions of counsel to Superior and a comfort letter or comfort letters from Superior's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the First Reserve Funds or the managing underwriter reasonably requests.

               (ix) Superior will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

               (x) Superior will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or market on which the Common Stock is then listed.

          Superior may require the First Reserve Funds to furnish promptly in writing to Superior such information regarding the First Reserve Funds, the plan of distribution of the Registrable Securities and other information as Superior may from time to time reasonably request or as may be legally required in connection with such registration.

          (e) Registration Expenses. In connection with any Demand Registration or any Piggyback Registration, Superior shall pay the following expenses incurred in connection with such registration: (i) filing fees with the SEC; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees and expenses incurred in connection with the listing of the Registrable Securities; (v) fees and expenses of counsel and independent certified public accountants for Superior and (vi) the reasonable fees and expenses of any additional experts retained by Superior in connection with such registration. In connection with the preparation and filing of a Registration Statement pursuant to Section 2(a), Superior will also pay the reasonable fees and expenses of a single legal counsel chosen by the First Reserve Funds. The First Reserve Funds shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any other expenses of the First Reserve Funds.

          (f) Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          (g) Holdback Agreements. The First Reserve Funds agree not to effect any public sale (including a sale pursuant to Rule 144 of the Securities Act) of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which the First Reserve Funds participate, other than the Registrable Securities to be sold pursuant to such registration statement.

     3.   INDEMNIFICATION

          (a) Indemnification by Superior. Superior agrees to indemnify and hold harmless the First Reserve Funds, its general partner and their officers and directors, and each Person, if any, who controls the First Reserve Funds within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses arising out or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities and expenses are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to the First Reserve Funds or the plan of distribution furnished in writing to Superior by or on behalf of the First Reserve Funds expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of the First Reserve Funds if a copy of the most current Prospectus at the time of the delivery of the Registrable Securities was not provided to the purchaser, Superior had previously furnished the First Reserve Funds with a sufficient number of copies of the current Prospectus and such current Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Superior also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the First Reserve Funds provided in this Section 3(a).

          (b) Indemnification by The First Reserve Funds. The First Reserve Funds agree to indemnify and hold harmless Superior, its officers and directors, and each Person, if any, who controls Superior within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Superior to the First Reserve Funds, but only with reference to information relating to the First Reserve Funds or the plan of distribution furnished in writing by or on behalf of the First Reserve Funds expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. The First Reserve Funds also agree to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Superior provided in this Section 3(b).

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3(a) or Section 3(b), such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless
(i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d) Contribution. If the indemnification provided for in this Agreement is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of Superior and, the First Reserve Funds and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities. The relative fault of Superior and, the First Reserve Funds and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Superior and the First Reserve Funds agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     4. RULE 144. Superior covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the First Reserve Funds may reasonably request to the extent required from time to time to enable the First Reserve Funds to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the First Reserve Funds, Superior will deliver to the First Reserve Funds a written statement as to whether it has complied with such reporting requirements.

     5.   MISCELLANEOUS.

          (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5) shall be as set forth opposite each party's name on the signature page hereof.

          (b) TERMINATION. This Agreement will terminate upon the earlier of (i) the date upon which the Company and the First Reserve Funds mutually agree in writing to terminate this Agreement and (ii) the first date on which there ceases to be any Registrable Securities.

          (c) TRANSFER OF REGISTRATION RIGHTS. The rights of Holders hereunder may be assigned by Holders to a transferee or assignee of any Registrable Securities provided that Superior is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided further that the registration rights granted by Superior in Section 2 may only be transferred to, and the definition of "Holders" shall only include, transferees who meet either of the following criteria: such transferee is (i) a holder of 100,000 or more shares of the Registrable Securities before giving effect to the transfer, (ii) any partner of the First Reserve Funds, or (iii) a bank, trust company or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form. To the extent the rights under Section 2(a) of this Agreement are assigned to multiple Holders, all rights hereunder that may be exercised by the First Reserve Funds may only be exercised by one or more Holders holding 50% or more of the Registrable Securities in the aggregate.

          (d) WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Superior and the Holders of a majority of the Registrable Securities or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other Agreement between the parties) as to which there is no breach.

          (e) SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

          (f) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

          (g)  GOVERNING   LAW.   This  Agreement  shall  be  governed  and
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          (h)  SUCCESSORS  AND ASSIGNS.   Subject  to  Section  5(c),  this
Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

          (i) OTHER REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of the First Reserve Funds, Superior will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date the First above written.


Addresses:                    SUPERIOR ENERGY SERVICES, INC.

1105 Peters Road
Harvey, Louisiana 70058       By: __________________________________
Attn: Terence E. Hall                      Terence E. Hall
Fax: 504-362-1818                             President


                              FIRST  RESERVE FUND VII, LIMITED
600 Travis - Suite 6000            PARTNERSHIP
Houston, Texas 77002
Attn: Ben A. Guill            By:  First Reserve GP VII, L.P., its
Fax: 713-224-0771                  General Partner

                                   By: First Reserve Corporation, its
                                       General Partner

                                   By: _____________________________
                                                Ben A. Guill
                                                  President


                              FIRST  RESERVE FUND VIII, LIMITED
                                   PARTNERSHIP

                              By:  First Reserve GP VIII, L.P., its
                                   General Partner

                                   By: First Reserve Corporation, its
                                       General Partner

                                   By: _____________________________
                                                 Ben A. Guill
                                                  President

                                                      Exhibit "D"












                   REGISTRATION RIGHTS AGREEMENT


                               Among



                  SUPERIOR ENERGY SERVICES, INC.


                                And


                   THE PARTIES SPECIFIED HEREIN



                                        , 1999

                   REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is entered into this ______ day of ________ 1999, by and among Superior Energy Services, Inc., a Delaware corporation ("Superior"), and the parties listed on the signature page hereof under the heading "Shareholders" (each a "Shareholder" and, collectively, the "Shareholders").

                       W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated April ______, 1999 entered into by and between, INTER ALIA, Superior and Cardinal Holding Corp. ("Cardinal"), each Shareholder received upon consummation of the merger contemplated by the Merger Agreement, shares of Superior Common Stock in exchange for the shares of common stock of Cardinal it holds; and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the Registrable Securities owned by the Shareholders.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.
     "Common Stock" means the common stock, $.001 par value per share, of Superior.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First  Reserve   Funds"   means   First  Reserve  Fund  VII,  Limited
Partnership and First Reserve Fund VIII, Limited Partnership, both Delaware limited partnerships.

     "Fully Diluted Basis" means all issued and outstanding shares of Common Stock, plus all shares of Common Stock issuable upon the exercise of any warrants, options or rights to acquire Common Stock which are then outstanding, regardless of whether such warrants, options or other rights are at the time exercisable.

     "Holders"   means   the  holders  of  the  Registrable  Securities  in
accordance with the terms of this Agreement.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, or other business trust, joint stock company, trust, unincorporated association or other legal entity of whatever nature.

     "Piggyback Registration" means a  piggyback registration as defined in
Section 2(b) hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Securities" means (a) all shares of Common Stock issued to the Shareholders pursuant to the Merger Agreement and (b) any other securities issued by Superior after the date hereof with respect to such shares of Common Stock by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto; (ii) such securities shall have been sold in compliance with all applicable resale provisions of Rule 144 under the Securities Act; or (iii) such securities cease to be issued and outstanding for any reason.

     "Registration Statement" means any registration statement filed by Superior that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shelf  Registration"  means  the  shelf  registration  as defined  in
Section 2(a).

     "Suspension Period" means a period of time (a) commencing on the date on which Superior provides notice that the Registration Statement for the Shelf Registration is no longer effective, the Prospectus included therein no longer complies with the requirements prescribed by Section 10(a) of the Securities Act or the occurrence of any event requiring the preparation of a supplement or amendment to the Prospectus included so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) ending on the date when each Shareholder either receives copies of the supplemented or amended Prospectus contemplated by subparagraph (a) above or otherwise is advised in writing by the Company that the use of the Prospectus may be resumed.

     2.   REGISTRATION RIGHTS

          (a) Shelf Registration. (i) Superior shall prepare and file with the SEC within 90 days after the date hereof, a Registration Statement relating to the resale from time to time of the Registrable Securities by the Shareholders in accordance with the plan and method of distribution set forth in the Prospectus forming part of such Registration Statement (the "Shelf Registration").

     (ii) Superior agrees to use its reasonable best efforts to keep the Shelf Registration continuously effective until the first to occur of (A) _______, 2001 [the second anniversary of the date hereof] and (B) the date on which all of the Registrable Securities covered by the Shelf Registration have been sold pursuant thereto or may be sold pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof).

      (iii) Each Shareholder agrees that it will not sell any Registrable Securities pursuant to the Shelf Registration during any Suspension Period. Superior agrees to cause any Suspension Period to end as soon as reasonably practicable.

     (iv) No Shareholder shall sell pursuant to the Shelf Registration a greater number of Registrable Securities than could be sold without registration under the Securities Act pursuant to Rule 144(e) as presently in effect.

          (b) Piggyback Registration. If Superior proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for Superior's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC for transactions traditionally registered on Forms S-4 or S-8)) or
(ii) for the account of any of its holders of Common Stock [other than the First Reserve Funds], then Superior shall give written notice of such proposed filing to the Shareholders as soon as practicable (but in no event later than 30 days before the filing date), and such notice shall offer the Shareholders the opportunity to register such number of shares of Registrable Securities as the Shareholders may request within 20 days after receipt by the Shareholders of Superior's notice on the same terms and conditions as Superior's or such Holder's Common Stock (a "Piggyback Registration"). The Shareholders will be permitted to withdraw all or any part of their Registrable Securities from a Piggyback Registration at any time prior to the date the Registration Statement filed pursuant to such Piggyback Registration becomes effective with the SEC.

           Notwithstanding anything contained herein, if the Piggyback Registration is an underwritten offering and the lead managing underwriter of such offering delivers a written opinion to Superior that the size of the offering that Superior, the First Reserve Funds, the Holders and any other Persons whose securities are proposed to be included in such offering is such that the offering or the offering price would be materially and adversely affected, Superior will include in such Piggyback Registration in the following order of priority (i) first, all of the Registrable Securities requested by the First Reserve Funds and the Holders, on a pro rata basis based on the amount of securities sought to be registered, and
(ii) second, the securities proposed to be registered by any other Persons; provided, that in no event shall the number of securities included in a Piggyback Registration for Persons pursuant to Section (c)(ii) be reduced below the lesser of (i) the number of securities such Persons would be entitled to include in such Piggyback Registration if, in the event of a reduction of the size of the offering pursuant to this Section 2(c), they were entitled, notwithstanding the terms of this Section 2(c), to include their securities in such Piggyback Registration on a pro rata basis with the First Reserve Funds and the Cardinal Holders based on the amount of securities sought to be registered and (ii) 20% of the total amount of securities included in such offering for Persons other than Superior and the Persons, if any, demanding such registration.

          (c)  Filings;   Information.   In   connection  with  the   Shelf
Registration:

               (i) Superior will prepare and file with the SEC a Registration Statement on any form of the SEC for which Superior then qualifies and which counsel for Superior shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof.

               (ii) Superior will  prepare  and  file  with  the  SEC  such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period specified in Section 2(a)(ii) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

               (iii) Superior will, if requested, prior to filing the Registration Statement or any amendment or supplement thereto, furnish to any Shareholder, copies thereof, and thereafter furnish to each Shareholder, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the Prospectus included in the Registration Statement as such Shareholder may reasonably request in order to facilitate the sale of the Registrable Securities.

               (iv) Superior will promptly notify each Shareholder when the SEC declares the Registration Statement effective.

               (v) Superior will promptly notify the Shareholders of any stop order issued or, to Superior's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it as soon as practicable if entered.

               (vi) Superior will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Shareholders reasonably request; provided that Superior will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 2(c)(vi), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (vii)  Superior   will   notify   the  Shareholders  of  the
          commencement  and  termination  of  a  Suspension   Period.   The
          Shareholders agree that during any Suspension Period, the Shareholders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement until receipt by the Shareholders of the copies of such supplemented or amended Prospectus as may be required and, if so directed by Superior, the Shareholders will deliver to Superior all copies, other than permanent file copies, then in the Shareholders' possession of the most recent Prospectus at the time of receipt of such notice.

               (viii) Superior will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registrable Securities pursuant to the Registration Statement.

               (ix) Superior will make generally available to the Shareholders, as soon as reasonably practicable, but not later than the first day of the fifteenth full calendar month following the effective date of the Registration Statement, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

               (x) Superior will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or market on which the Common Stock is then listed.

               (xi) Superior will furnish to each Shareholder a signed counterpart, addressed to the Shareholder, of an opinion or opinions of counsel of Superior and a comfort letter or comfort letters from Superior's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to underwriters in underwritten public offerings of securities.

          Superior may require the Shareholders to furnish promptly in writing to Superior such information regarding the Shareholders, the plan of distribution of the Registrable Securities and other information as Superior may from time to time reasonably request or as may be legally required in connection with the Registration Statement.

          (d) Registration Expenses. In connection with the Shelf Registration or any Piggyback Registration, Superior shall pay the following expenses incurred in connection with such registration: (i) filing fees with the SEC; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees and expenses incurred in connection with the listing of the Registrable Securities; (v) fees and expenses of counsel and independent certified public accountants for Superior and (vi) the reasonable fees and expenses of any additional experts retained by Superior in connection with such registration. The Shareholders shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any other out-of-pocket expenses of the Shareholders.

          (e) Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          (f) Holdback Agreements. Any Shareholder owning more than 2% of the Common Stock on a Fully Diluted Basis agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any underwritten Piggyback Registration in which such Shareholder participates other than the Registrable Securities to be sold pursuant to such registration statement.

     3.   INDEMNIFICATION

          (a) Indemnification by Superior. Superior agrees to indemnify and hold harmless the Shareholders, their respective general partners or managers, if any, and their respective officers and directors, and each Person, if any, who controls the Shareholders within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to the Shareholders or the plan of distribution furnished in writing to Superior by or on behalf of the Shareholders expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of the Shareholders if a copy of the most current Prospectus at the time of the delivery of the Registrable Securities was not provided to the purchaser, Superior had previously furnished the Shareholders with a sufficient number of copies of the current Prospectus and such current Prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. Superior also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3(a).

          (b) Indemnification by The Shareholders. The Shareholders agree to indemnify and hold harmless Superior, its officers and directors, and each Person, if any, who controls Superior within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Superior to the Shareholders, but only with reference to information relating to the Shareholders or the plan of distribution furnished in writing by or on behalf of the Shareholders expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. The Shareholders also agree to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of Superior provided in this Section 3(b).

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3(a) or Section 3(b), such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless
(i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d) Contribution. If the indemnification provided for in this Agreement is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of Superior and the Shareholders and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of Superior and the Shareholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Superior and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     4. RULE 144. Superior covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, maintain registration of the Common Stock under the Exchange Act and take such further action as the Shareholders may reasonably request to the extent required from time to time to enable the Shareholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Shareholders, Superior will deliver to the Shareholders a written statement as to whether it has complied with such reporting requirements.

     5.   MISCELLANEOUS.

          (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5) shall be as set forth opposite each party's name on the signature page hereof.

          (b) TERMINATION. This Agreement will terminate upon the earlier of (i) the date upon which the Company and Shareholders owning a majority of the Registrable Securities mutually agree in writing to terminate this Agreement and (ii) the first date on which there ceases to be any Registrable Securities.

          (c) TRANSFER OF REGISTRATION RIGHTS. The rights of the Holders hereunder may be assigned by Holders to a transferee or assignee of any Registrable Securities provided that Superior is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided further that the registration rights granted by Superior in Section 2 may only be transferred to transferees who meet the following criteria: such transferee is (i) a holder of 100,000 shares of the Registrable Securities before giving effect to the transfer, (ii) a family limited partnership, trust or similar entity formed solely for the benefit of the Holder, for such Holder's spouse, or their children (any such entity, a "Holder's Trust"), PROVIDED that such Holder acts as sole general partner, trustee, managing member or in such other unilaterally authoritative capacity as is applicable and retains the sole power to direct voting and disposition of such Registrable Securities, and PROVIDED, FURTHER, that any such Holder's Trust shall agree in a writing in form and substance reasonably satisfactory to Superior to be bound and shall become bound by the terms of this Agreement, or (iii) an Affiliate of a Holder.

          (d) WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Superior and Shareholders holding two-thirds or more of the Registrable Securities in the aggregate or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other Agreement between the parties) as to which there is no breach.

          (e) SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

          (f) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one agreement, notwithstanding that all parties are not signatories to the same counterpart.

          (g)  GOVERNING  LAW.   This  Agreement   shall  be  governed  and
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          (h)  SUCCESSORS  AND  ASSIGNS.   Subject  to  Section  5(c), this
Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

          (i) REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of one or more Shareholders holding two-thirds or more of the Registrable Securities in the aggregate, Superior will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date the First above written.

Addresses:                    SUPERIOR ENERGY SERVICES, INC.
1105 Peters Road
Harvey, Louisiana 70058
Attn: Terence E. Hall         By: _________________________________________
Fax: 504-362-1818                 Terence E. Hall
                                  President


                              SHAREHOLDERS:

[Addresses to come]           GENERAL ELECTRIC CAPITAL CORPORATION


                              By: _________________________________________
                              Name:
                              Title:


                              DLJ INVESTMENT PARTNERS, L.P.

                              By: DLJ Investment Partners, Inc.,
                                       its Managing General Partner


                              By: _________________________________________
                              Name:
                              Title:


                              DLJ INVESTMENT FUNDING, INC.


                              By: _________________________________________
                              Name:
                              Title:



                              DLJ ESC II L.P.

                              By: DLJ LBO Plans Management Corporation


                              By: _________________________________________
                              Name:
                              Title:



                              HIBERNIA CAPITAL CORPORATION


                              By: _________________________________________
                              Name:
                              Title:



                              HIBERNIA CORPORATION
                              By: _________________________________________
                              Name:
                              Title:


                              KOTTS CAPITAL HOLDINGS, LIMITED
                              PARTNERSHIP

                              By: _________________________________________
                              Name:
                              Title:




                              _____________________________________________
                                                Keith Acker



                              _____________________________________________
                                                John R. Gunn



                              _____________________________________________
                                              Robert J. Gunn



                              _____________________________________________
                                              John F. Kerker


                              [Other  Shareholders  to   be   included   at
                              Closing]

                                                      Exhibit "E"













                      STOCKHOLDERS' AGREEMENT




                               Among



                  SUPERIOR ENERGY SERVICES, INC.


                                And

            FIRST RESERVE FUND VII, LIMITED PARTNERSHIP
            FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP


                                     , 1999

                      STOCKHOLDERS' AGREEMENT

     This Stockholders' Agreement (this "Agreement") is entered into this _____ day of _______ 1999, is by and among Superior Energy Services, Inc., a Delaware corporation ("Superior"), and First Reserve Fund VII, Limited Partnership, a Delaware limited partnership, and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership (each a "First Reserve Fund" and, collectively, the "First Reserve Funds").

                        W I T N E S S E T H

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of April __, 1999 entered into by and among, INTER ALIA, the First Reserve Funds and Superior, each of the First Reserve Funds received upon consummation of the Merger contemplated by the Merger Agreement, shares of Superior Common Stock in exchange for the shares of common stock of Cardinal Holding Corp. owned by it; and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the First Reserve Group's (as defined below) acquisition and ownership of Superior Securities.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                             ARTICLE 1
                           Defined Terms

     Section 1.1 DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Affiliate" shall have the respective meanings assigned thereto in Rule 405 as presently promulgated under the Securities Act.

     "beneficial ownership" and "group" shall have the respective meanings assigned thereto in Rules 13d-3 and 13d-5 as presently promulgated under the Exchange Act.

     "Board" means the Board of Directors of Superior.

     "Common Stock" means the common stock, $.001 par value per share, of Superior.

     "Director" means any member of the Board.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First Reserve Group" means, collectively, the First Reserve Funds and their respective Affiliates; provided, however, that a Person shall not be deemed a member of the First Reserve Group if the only reason that such Person would be deemed an Affiliate of the First Reserve Funds is because it is (a) a limited partner of either or both of the First Reserve Funds,
(b) an operating company in which either or both of the First Reserve Funds (and/or any other fund or funds similar to the First Reserve Funds that is controlled by, controlling or under common control with the First Reserve Funds) have an investment, but in which the First Reserve Funds and such other funds do not, in the aggregate (i) have at least a majority of the voting power (defined in a manner consistent with the definition of Voting Power set forth herein with respect to Superior) of the securities of such operating company, or (ii) the contractual right to designate at least a majority of the members of the board of directors (or similar governing body) of such operating company, or (c) an Affiliate of an operating company described in clause (b) who is not otherwise an Affiliate of the First Reserve Group.

     "Fund Directors" shall have the meaning assigned to it in Section 2.1(b) hereof.

     "Independent Director" means, at any time, any Director who both (a) would qualify as an "independent director" within the meaning given to such term under the rules of the principal securities exchange or market on which the Common Stock is then listed or admitted for trading and (b) is not an Affiliate of either Superior or the First Reserve Funds (other than solely as the result of being a director of Superior).

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

     "Registration Rights Agreement" means that certain Registration Rights Agreement dated the date hereof among Superior and the First Reserve Funds, as amended, modified or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Superior Securities" means, collectively, the Common Stock and any class or series of Superior's preferred stock, and any other securities, warrants or options or rights of any nature (whether or not issued by Superior) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of common stock, or any class or series of Superior preferred stock that is entitled to vote generally for the election of directors or otherwise.

     "Termination  Date" means                 , 2009 [ten years  from  the
date of this Agreement].

     "Voting Power" means, at, any measurement date, the total number of votes that could have been cast in an election of directors of Superior had a meeting of the stockholders of Superior been duly held based upon a record date as of the measurement date if all Superior Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

     Section 1.2 OTHER DEFINITIONAL PROVISIONS. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                             ARTICLE 2
                    Board of Directors; Voting

     Section 2.1 ELECTION OF DIRECTORS. Each of the First Reserve Funds hereby agrees that it shall vote all of the Superior Securities over which it has voting control and shall take, and cause all other members of the First Reserve Group to take, all other necessary or desirable actions within its control (whether in its capacity as a stockholder or otherwise) in order to cause the following:

     (a)  The Board shall at all times consist of six Directors.

     (b) The election to the Board of: (i) two designees of the First Reserve Funds (the designees of the First Reserve Funds are collectively referred to as the "Fund Directors"); (ii) two designees of the First Reserve Funds who are Independent Directors and acceptable to the Board as evidenced by a majority vote of the Board; (iii) Superior's Chief Executive Officer; and
          (iv) subject to the provisions of Section 2.1(c), such number of Independent Directors as may be designated from time to time by a majority vote of the Board in order to complete the Board and fill any vacancies as contemplated by this Section 2.1(b); provided, however, that if at any time (A) the First Reserve Funds cease to beneficially own, in the aggregate, at least 15% of the Voting Power, the First Reserve Funds shall cease to have the right to designate any Independent Directors pursuant to
          Section 2.1(b)(ii) and (B) the First Reserve Funds cease to beneficially own, in the aggregate, at least 5% of the Voting Power, unless the Board otherwise consents, all of the Fund Directors shall immediately resign.

     (c) The reelection to the Board at the first annual meeting of the stockholders that is held after the date of this Agreement of one incumbent Director to be designated by Superior's Chief Executive Officer, which Director will serve in lieu of one of the
          Independent Directors to be elected pursuant to Section 2.1(b)(iv) until the termination of such Director's term at the second annual meeting of Superior's stockholders.

     (d) In the event that any Director designated pursuant to Section 2.1(b) for any reason ceases to serve as a member of the Board during his term of office, the Person or Persons who previously designated such Director pursuant to Section 2.1(b) shall be entitled to designate a successor Director to fill the vacancy created thereby on the terms and subject to the conditions of this Section 2.1. If and to the extent that the remaining members of the Board are entitled to fill vacancies on the Board, upon the occurrence of any vacancy, the Board will promptly take any actions necessary to fill such vacancies in accordance with the foregoing provision.

     (e) The First Reserve Funds shall cause their designees on the Board to take all necessary or appropriate action to assist in the nomination for election as Directors of such other nominees as may be selected in accordance with Section 2.1(b), and the First Reserve Funds shall vote, and cause all Superior Securities beneficially owned by any member of the First Reserve Group to be voted, for the election of such other nominees as well as for the election of all nominees of the First Reserve Group designated by them pursuant to Section 2.1(b).

     Section 2.2 SUPERIOR ACTIONS. Superior hereby agrees to take all necessary or appropriate action to assist in the nomination for election as Directors the person or persons designated pursuant to the provisions of
Section 2.1. Superior hereby agrees not to take any action inconsistent with the provisions of Section 2.1. Superior shall vote all management proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary. Superior's Board shall recommend that its stockholders vote in favor of such nominees, and shall use reasonable best efforts to solicit from its stockholders proxies voted in favor of such nominees.

                             ARTICLE 3
            Acquisition and Sale of Superior Securities

     Section 3.1 SUPERIOR SECURITIES. The First Reserve Funds covenant and agree with Superior that except for the Superior Securities acquired pursuant to the Merger Agreement, no member of the First Reserve Group shall, directly or indirectly, acquire any Superior Securities, if the effect of such acquisition, agreement or other action would be to increase the aggregate beneficial ownership of Superior Securities by the First Reserve Group (without considering the Superior Securities acquired by the First Reserve Group pursuant to the Merger Agreement and any Superior Securities issued pursuant to a stock split, stock dividend or recapitalization with respect to such Superior Securities) to 10% or more of either the Voting Power or the number of outstanding shares of any class or series of Superior Securities.

     Section 3.2 DISTRIBUTION OF SUPERIOR SECURITIES. Each of the First Reserve Funds covenants that it shall not, and that it shall cause each other member of the First Reserve Group not to, directly or indirectly, sell, transfer any beneficial interest in, or beneficial ownership of, pledge, hypothecate or otherwise dispose of any Superior Securities, except by conversion, exchange or exercise of such Superior Securities pursuant to their terms in a manner not otherwise in violation of Section 3.1 or pursuant to:

          (a) a bona fide pledge of or the granting of a security interest or any other lien or encumbrance in such Superior Securities to a lender that is not a member of the First Reserve Group to secure a bona fide loan for money borrowed made to one or more members of the First Reserve Group, the foreclosure of such pledge or security interest or any other lien or encumbrance that may be placed involuntarily upon any Superior Securities, or the subsequent sale or other disposition of such Superior Securities by such lender or its agent;

          (b) a transfer, assignment, sale or disposition of such Superior Securities to another member of the First Reserve Group that has signed this Agreement;

          (c) a distribution of Superior Securities to any partner of a First Reserve Fund; provided that any distributee that is a member of the First Reserve Group has signed this Agreement; and provided, further that any arrangements coordinated or initiated by or on behalf of a First Reserve Fund to assist its limited partners in the sale of Superior Securities distributed to them must comply with the provisions of this
Section 3.2;

          (d)  sales  in  public  offerings registered under the Securities
Act;

          (e) sales effected in compliance with the provisions of Rule 144 under the Securities Act;

          (f)  other privately negotiated sales of Superior Securities;

          (g) upon consummation of or otherwise in connection with a business combination or similar transaction involving Superior that is approved by the Board; or

          (h)  sales provided for in Section 3.6.

Notwithstanding anything to the contrary in this Section 3.2, in effecting any sale, transfer of any beneficial interest in or other disposition of Superior Securities pursuant to Sections 3.2 (c) and (f), above, the members of the First Reserve Group selling, transferring or disposing such Superior Securities shall, unless the Board consents otherwise, use their reasonable best efforts to refrain from knowingly selling, transferring or disposing of such number of Superior Securities as represent either the right to acquire or ownership of 5% or more of the Voting Power to any one Person or group of Persons.

     Section 3.3 PROXY SOLICITATIONS. As a stockholder, the First Reserve Group shall vote or cause to be voted all Superior Securities of which any member of the First Reserve Group is the beneficial owner with respect to each matter submitted to Superior's stockholders providing for, involving, expected to facilitate or that could reasonably be expected to result in a business combination or other change in control of Superior that has not been approved by the Board (including without limitation the election or removal of one or more Superior directors or one or more nominees for director proposed by the Board), in the manner recommended by the Board.

     Section 3.4 GROUPS. Each of the First Reserve Funds covenants that it shall not, and that no other member of the First Reserve Group shall, join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of any Superior Securities, other than the First Reserve Group itself.

     Section 3.5 TAKEOVER OFFERS. Each of the First Reserve Funds covenants that it shall not, and that no other member of the First Reserve Group shall, directly or indirectly advise, assist, act as a financing source for or otherwise invest in any other Person in connection with a transaction or group of transactions that would result in a change of control of Superior (as such term is defined in Superior's 1999 Stock Incentive Plan), publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or initiate, induce or attempt to induce any other Person to initiate any proposal that can reasonably be expected to result in a change of control of Superior. Subject to compliance with this Section 3.5, on and after the eleventh business day after commencement of a tender or exchange offer made by a Person who is not a member of the First Reserve Group for outstanding Superior Securities (a "Qualifying Offer"), any member of the First Reserve Group may tender or exchange any Superior Securities beneficially owned by it pursuant to such Qualifying Offer, provided the Qualifying Offer shall have been approved, or not opposed, by the Board. If a Qualifying Offer is opposed by the Board, then, from and after the eleventh business day after commencement of such Qualifying Offer, any member of the First Reserve Group may tender or exchange shares of Superior Securities pursuant to such Qualifying Offer only if (i) no tender or exchange of, or indication of an intention to tender or exchange, Superior Securities is made by any member of the First Reserve Group earlier than 24 hours prior to the expiration of any time after which Superior Securities tendered may be treated less favorably than other Superior Securities tendered or exchanged prior thereto, and (ii) a binding agreement is reached with the bidder or offeror prior to any tender or exchange specifying that only such number of Superior Securities submitted for tender or exchange shall be accepted by the bidder or offeror as are equal to (A) the percentage of such Superior Securities not beneficially owned by the First Reserve Group that have been tendered or exchanged, multiplied by (B) the total number of such Superior Securities beneficially owned by the member of the First Reserve Group. Notwithstanding the foregoing, the provisions of this Section 3.5 shall terminate upon the earlier of the fifth anniversary of this Agreement or such time as the First Reserve Group beneficially owns less than 15% of the Voting Power.

     Section 3.6 LIMITATION ON COVENANTS. Notwithstanding any provision to the contrary in this Agreement, during any period that any person designated by the First Reserve Funds to serve as a Director in accordance with the provisions of Section 2.1(b) is not serving as a Director as a result of the failure of Superior or the Board to comply with the terms of this Agreement, or if any such designee is not elected by the stockholders (and Section 2.1(b) is complied with), then the covenants set forth in this Article 3 shall cease to be effective during such period; provided, however, that if a person designated by the First Reserve Funds ceases to be a Director by reason of death or resignation, then the provisions of this Section 3.6 shall not apply if the Board appoints First Reserve Funds' designated replacement to fill an such vacancy within 15 business days after Superior receives notice of such designation. The provisions of this Section 3.6 shall be in addition to any other remedies that the First Reserve Funds may have in connection with a breach of the provisions of Article 2 hereof.

                             ARTICLE 4
                  Legend And Stop Transfer Order

     Section  4.1      LEGEND  AND  STOP  TRANSFER  ORDER.   To  assist  in
effectuating the provisions of this Agreement, the First Reserve Funds hereby consent: (a) to the placement, on certificates issued with respect to the shares of Common Stock issued to them pursuant to the Merger Agreement or otherwise promptly after any Superior Securities become subject to the provisions of this Agreement, of the following legend on all certificates representing ownership of Superior Securities owned of record by any member of the First Reserve Group or by any Person where a member of the First Reserve Group is the beneficial owner thereof, until such shares are sold, transferred or disposed in a manner permitted hereby to a Person who is not then a member of the First Reserve Group:

          The shares represented by this certificate are subject to the provisions of an Agreement among, inter alia, Superior Energy Services, Inc. and First Reserve Fund VII, Limited Partnership, and First Reserve Fund VIII, Limited Partnership, and may not be voted, sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. Copies of the Agreement are on file at the office of the Corporate Secretary of Superior Energy Services, Inc.

;and (b) to the entry of stop transfer orders with the transfer agent or agents of Superior Securities against the transfer of Superior Securities except in compliance with the requirements of this Agreement, or if Superior acts as its own transfer agent with respect to any Superior Securities, to the refusal by Superior to transfer any such securities except in compliance with the requirements of this Agreement. Superior agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Superior Securities being made to a Person who is not then a member of the First Reserve Group in compliance with the provisions of this Agreement.

                             ARTICLE 5
                           Miscellaneous

     Section 5.1 TERMINATION. Except as provided in this Section 5.1, the respective covenants and agreements of the First Reserve Funds and Superior contained in this Agreement will continue in full force and effect until the earliest to occur of either of the following: (i) the Termination Date, or (ii) the sale or other disposition in accordance with this Agreement by the First Reserve Group of such number of Superior Securities such that, solely as a result of such sale or other disposition, the First Reserve Group beneficially owns in the aggregate Superior
Securities representing less than 5% of the Voting Power. Upon any termination of this Agreement pursuant to this Section 5.1 all of the obligations of Superior and the First Reserve Funds hereunder shall terminate.

     Section 5.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5.2) shall be as set forth opposite each party's name on the signature page hereof.

     Section 5.3 WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Superior and the holders of a majority of the Superior Securities held by the First Reserve Funds or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other agreement between the parties) as to which there is no breach.

     Section 5.4 SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

     Section 5.5 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

     Section 5.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to the conflict of laws principles of such state.

     Section 5.7 SUCCESSORS AND ASSIGNS. Subject to Section 4, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Address:                      SUPERIOR ENERGY SERVICES, INC.

1105 Peters Road
Harvey, Louisiana 70058       By: ________________________________________
Attn: Terence E. Hall                          Terence E. Hall
Fax: 504-362-1818                                 President


Address:                      FIRST RESERVE FUND VII, LIMITED
600 Travis, Suite 6000         PARTNERSHIP
Houston, Texas 77002
Attn: Ben A. Guill            By:  First Reserve GP VII, L.P., its
Fax: 713-224-0771                  General Partner
Attn: Ben A. Guill
                                   By: First Reserve Corporation, its
                                       General Partner

                                   By: ___________________________________
                                                   Ben A. Guill
                                                    President



                              FIRST RESERVE FUND VIII, LIMITED
                               PARTNERSHIP

                              By:  First Reserve GP VIII, L.P., its
                                   General Partner

                                   By: First Reserve Corporation, its
                                       General Partner


                                   By: ___________________________________
                                                   Ben A. Guill
                                                    President

                                                      Exhibit "F"

                       AGREEMENT AND RELEASE

     This Agreement and Release (the "Release"), dated ______, 1999,  is by
the   undersigned   Stockholder  of  Cardinal  Holding  Corp.,  a  Delaware
corporation ("Cardinal").

                             RECITALS

     WHEREAS, Cardinal, Superior Energy Services, Inc. a Delaware corporation ("Superior") and Superior Cardinal Acquisition Company, Inc., a Delaware corporation, among others, have entered into an Agreement and Plan of Merger dated as of April ____, 1999 (the "Merger Agreement"); and

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement, that the undersigned Stockholder provide the agreements, representations, waivers and releases provided herein;

     NOW THEREFORE, in consideration of the benefits to be derived by Cardinal and its stockholders pursuant to the transactions contemplated by the Merger Agreement, the undersigned Stockholder hereby agrees with Superior and Cardinal and the other stockholders of Cardinal as follows:

     1.   DEFINITIONS.   All capitalized terms used herein but not  defined
herein  shall  have the meaning  ascribed  to  such  terms  in  the  Merger
Agreement.

     2.   INVESTMENT REPRESENTATIONS.

          (1) The Stockholder will acquire SESI Common Stock in the Merger for investment for his or its own account and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering SESI Common Stock acquired by the Stockholder or
(ii) pursuant to an applicable exemption under the Securities Act. In receiving SESI Common Stock, such Stockholder is not offering or selling, and will not offer and sell, for SESI in connection with any distribution of such SESI Common Stock, except in compliance with Applicable Law, and such Stockholder does not have any contract, undertaking, agreement or arrangement with any person for the distribution of SESI Common Stock and will not participate in any undertaking or in any underwriting of such an undertaking except in compliance with Applicable Law.

          (2) The Stockholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

          (3) The Stockholder has received from SESI and has reviewed with his or its representatives a copy of each of the SESI Commission Filings that the Stockholder has requested. The Stockholder has also been afforded access to information about SESI and SESI's financial position, results of operations, business, property and management sufficient to enable him or it to evaluate an investment in SESI Common Stock, and has had the opportunity to ask questions of and has received satisfactory answers from SESI concerning the foregoing matters.

          (4) The Stockholder understands that shares of SESI Common Stock acquired pursuant hereto have not been registered under the Securities Act on the basis that the sale provided for in the Merger Agreement and the issuance of SESI's Common Stock upon consummation of the Merger is exempt from registration under the Securities Act, and that SESI's reliance on such exemption is based, in part, upon such Stockholder's representations set forth herein.

     3. CONVERSION OF CLASS C PREFERRED STOCK. The Stockholder acknowledges and agrees that Section 3.1 of the Cardinal Disclosure Schedules sets forth all shares of Class C Cardinal Preferred Stock currently owned by the Stockholder or which may be issuable to the Stockholder prior to the Closing Date. The execution of this Release shall constitute the "Conversion Notice" contemplated by the Certificate of Incorporation of Cardinal and the election by the Stockholder to convert all of the shares of Class C Cardinal Preferred Stock held by the Stockholder (including any such shares of Class C Cardinal Preferred Stock which may be issuable to the Stockholder prior to the Closing Date) into Class A Common Stock, on the basis of one share of Class A Common Stock for each full share of Class C Cardinal Preferred Stock to be converted (and to receive cash in lieu of any fractional shares of Class A Common Stock that would otherwise be issuable pursuant to such conversion). The Stockholder further acknowledges and agrees that Exhibit 1attached hereto accurately sets forth the number of shares of Class A Common Stock which are to be issued to the Stockholder as a result of such conversion. Attached hereto are the stock certificates evidencing the Class C Cardinal Preferred Stock to be converted by the Stockholder, properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank, or in favor of Cardinal or its nominee. Notwithstanding anything to the contrary, the foregoing conversion of the Stockholder's Class C Cardinal Preferred Stock shall be null and void and have no force and effect if the Merger is not consummated prior to October 15, 1999. [MAY BE OMITTED IF HOLDERS OF CLASS C CARDINAL PREFERRED VOTE IN FAVOR OF THE MERGER AND CONVERT DIRECTLY TO MERGER SHARES.]

     4. RELEASE OF CARDINAL. Such Stockholder hereby releases and discharges Cardinal, its Subsidiaries, and its officers and directors, from any obligations (including indemnification obligations) arising under charter documents, any contract (other than the Merger Agreement), the Delaware General Corporation Law, or the Louisiana Business Corporation Law, in each case, to the extent relating to actions or omissions of Cardinal, its Subsidiaries, or any acts or omissions of the directors, stockholders or officers (former or present) including those committed while serving in their capacity as stockholders, directors, officers, employees or similar capacities of Cardinal or its Subsidiaries prior to the Closing. Each Stockholder further hereby waives any preemptive rights that he or it may have, or ever had, with respect to any of the capital stock of Cardinal or any of its Subsidiaries, or any other claim the Stockholder may have relating to the dilution of its interest in Cardinal or any other claim to receive any additional securities of Cardinal, and waives any right that he or it may have under the constituent documents of Cardinal, or its Subsidiaries, or otherwise to acquire any shares of capital stock of Cardinal being exchanged pursuant to, or as contemplated by, the Merger Agreement or any transfer that occurred prior to the date hereof, including the $45,000,000 of Class A Cardinal Common Stock to be issued as part of the Equity Contribution as contemplated by the Merger Agreement, the offering price for which issuance shall be determined on the basis of the price per share of the Superior Common Stock on April 20, 1999 ($3.875 per share), and the Stockholder consents and approves of such issuance in all respects, subject to the right of the Stockholder to acquire a portion of the securities to be offered in connection with the Equity Contribution to the extent that such Stockholder has heretofore exercised its preemptive rights provided for in the Cardinal Stockholders Agreement in connection with such issuance.

     5. ACCEPTANCE OF MERGER SHARES. The Stockholder hereby acknowledges that the portion of the Merger Shares received by such Stockholder, and cash in lieu of any fractional share to which such Stockholder would be entitled pursuant to the Merger, represents full payment by SESI for the Class A Group Shares and/or Cardinal Class B Common Stock owned by such Stockholder (including any such portion delivered into escrow pursuant to the instructions of the Stockholder). The Stockholder waives all rights of appraisal with respect to Class A Group Shares and/or Cardinal Class B Common Stock under charter documents, any contract, the Delaware General Corporation Law, or the Louisiana Buisness Corporation Law.

     6. TERMINATION OF REGISTRATION RIGHTS AND STOCKHOLDER AGREEMENT. By execution of this Release, the Stockholder hereby agrees that (a) all registration rights, if any, that such Stockholder has with respect to any of the capital stock of Cardinal are hereby terminated, and (b) the Stockholders Agreement by and among Cardinal and its stockholders dated February 26, 1998, as amended, is hereby terminated and of no other force or effect, except as expressly provided to the contrary in Section 6.1(c) of such Stockholders Agreement. Notwithstanding anything to the contrary, the foregoing termination of the Stockholder's registration rights and the Cardinal Stockholders Agreement shall be null and void and have no force and effect if the Merger is not consummated prior to October 15, 1999.

     7.   REPRESENTATIONS   AND   WARRANTIES.    The   Stockholder   hereby
represents and warrants to and agrees with SESI as follows:

          (1) OWNERSHIP. The Stockholder is the record and beneficial owner of the number of shares of Cardinal Common Stock shown opposite his or its name in Exhibit 1. The Stockholder has good and valid title to all such shares and the absolute right to deliver such shares in accordance with the terms hereof, free and clear of all Liens, except for restrictions on transfer under federal and state securities laws, and any Liens that may be created by SESI.

          (2) AUTHORITY. The Stockholder has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and by the Merger Agreement. This Agreement and each other agreement, instrument or document executed or to be executed by such Stockholder in connection with the transactions contemplated by the Merger Agreement, has been duly executed and delivered by such Stockholder and constitutes, a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

          (3) NONCONTRAVENTION. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby and by the Merger Agreement do not (i) result in the creation or imposition of any Lien upon the Cardinal Shares held by such Stockholder or (ii) violate any Applicable Law binding upon such Stockholder.

     The undersigned Stockholder has executed this Agreement as of the date first set forth above.





                                        ___________________________________

                                                                  Exhibit "G"


     SUPERIOR ENERGY SERVICES, INC. 1999 STOCK INCENTIVE PLAN
                     (Intentionally Omitted)

                                                      Exhibit "H"

       FORM OF GARDERE WYNNE SEWELL & RIGGS, L.L.P. OPINION
                     (Intentionally Omitted)

                                                      Exhibit "I"

            FORM OF JONES, WALKER, WAECHTER, POITEVENT,
                CARRERE & DENEGRE,  L.L.P. OPINION
                      (Intentionally Omitted)